Exhibit 10.1

                                CREDIT AGREEMENT

                         Dated as of February 21, 2002

                                 by and between

                               VASOMEDICAL, INC.

                                      and

                              FLEET NATIONAL BANK

                               TABLE OF CONTENTS

ARTICLE I DEFINITIONS AND ACCOUNTING TERMS                                     1
        SECTION 1.01.   Definitions                                            1
        SECTION 1.02.   Terms Generally                                       12

ARTICLE II LOANS                                                              12
        SECTION 2.01.   Revolving Credit Loans                                12
        SECTION 2.02.   Revolving Credit Note                                 13

ARTICLE III PROVISIONS RELATING TO ALL EXTENSIONS OF
        CREDIT; FEES AND PAYMENTS                                             14
        SECTION 3.01.   Interest Rate; Continuation and Conversion of Loans   14
        SECTION 3.02.   Use of Proceeds.                                      16
        SECTION 3.03.   Prepayments                                           16
        SECTION 3.04.   Fees.                                                 16
        SECTION 3.05.   Inability to Determine Interest Rate.                 17
        SECTION 3.06.   Illegality.                                           17
        SECTION 3.07.   Increased Costs                                       17
        SECTION 3.08.   Indemnity.                                            18
        SECTION 3.09.   Taxes                                                 19
        SECTION 3.10.   Payments                                              20
        SECTION 3.11.   Disbursement of Loans                                 20

ARTICLE IV REPRESENTATIONS AND WARRANTIES                                     20
        SECTION 4.01.   Organization, Powers.                                 20
        SECTION 4.02.   Authorization of Borrowing, Enforceable Obligations   20
        SECTION 4.03.   Financial Condition.                                  21
        SECTION 4.04.   Taxes.                                                21
        SECTION 4.05.   Title to Properties                                   22
        SECTION 4.06.   Litigation                                            22
        SECTION 4.07.   Agreements.                                           22
        SECTION 4.08.   Compliance with ERISA.                                22
        SECTION 4.09.   Federal Reserve Regulations; Use of Proceeds          23
        SECTION 4.10.   Approval                                              23
        SECTION 4.11.   Subsidiaries.                                         23
        SECTION 4.12.   Hazardous Materials                                   23
        SECTION 4.13.   Investment Company Act                                24

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        SECTION 4.14.   Security Agreement.                                   24
        SECTION 4.15.   No Default.                                           24
        SECTION 4.16.   Material Contracts.                                   24
        SECTION 4.17.   Permits and Licenses.                                 24
        SECTION 4.18.   Compliance with Law.                                  24
        SECTION 4.19.   Disclosure.                                           24

ARTICLE V CONDITIONS OF LENDING                                               24
        SECTION 5.01.   Conditions to Initial Extension of Credit             24
        SECTION 5.02.   Conditions to All Extensions of Credit                27

ARTICLE VI AFFIRMATIVE COVENANTS                                              27
        SECTION 6.01.   Existence, Properties, Insurance                      27
        SECTION 6.02.   Payment of Indebtedness and Taxes.                    28
        SECTION 6.03.   Financial Statements, Reports, etc.                   28
        SECTION 6.04.   Books and Records; Access to Premises                 30
        SECTION 6.05.   Notice of Adverse Change                              30
        SECTION 6.06.   Notice of Default                                     30
        SECTION 6.07.   Notice of Litigation                                  30
        SECTION 6.08.   Notice of Default in Other Agreements.                30
        SECTION 6.09.   Notice of ERISA Event                                 31
        SECTION 6.10.   Notice of Environmental Law Violations.               31
        SECTION 6.11.   Notice Regarding Material Contracts.                  31
        SECTION 6.12.   Compliance with Applicable Laws                       31
        SECTION 6.13.   Environmental Laws.                                   32
        SECTION 6.14.   Subsidiaries                                          32
        SECTION 6.15.   Deposit Account                                       32

ARTICLE VII NEGATIVE COVENANTS                                                32
        SECTION 7.01.   Liens                                                 32
        SECTION 7.02.   Indebtedness                                          33
        SECTION 7.03.   Guaranties                                            34
        SECTION 7.04.   Sale of Assets                                        35
        SECTION 7.05.   Sales of Receivables.                                 35
        SECTION 7.06.   Loans and Investments.                                35
        SECTION 7.07.   Nature of Business.                                   36
        SECTION 7.08.   Sale and Leaseback.                                   36
        SECTION 7.09.   Federal Reserve Regulations                           36
        SECTION 7.10.   Accounting Policies and Procedures                    36
        SECTION 7.11.   Hazardous Materials                                   36

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        SECTION 7.12.   Limitations on Fundamental Changes                    36
        SECTION 7.13.   Financial Condition Covenants.                        36
        SECTION 7.14.   Subordinated Debt.                                    37
        SECTION 7.15.   Dividends                                             37
        SECTION 7.16.   Transactions with Affiliates                          37
        SECTION 7.17.   Impairment of Security Interest.                      37
        SECTION 7.18.   Inactive Subsidiary                                   37

ARTICLE VIII EVENTS OF DEFAULT                                                37
        SECTION 8.01.   Events of Default                                     37

ARTICLE IX MISCELLANEOUS                                                      40
        SECTION 9.01.   Notices                                               40
        SECTION 9.02.   Effectiveness; Survival                               40
        SECTION 9.03.   Expenses                                              41
        SECTION 9.04.   Successors and Assigns; Participations                41
        SECTION 9.05.   No Waiver; Cumulative Remedies                        43
        SECTION 9.06.   APPLICABLE LAW                                        43
        SECTION 9.07.   SUBMISSION TO JURISDICTION                            43
        SECTION 9.08.   Severability                                          44
        SECTION 9.09.   Right of Setoff                                       44
        SECTION 9.10.   Modification of Agreement                             45
        SECTION 9.11.   Lost Note.                                            45
        SECTION 9.12.   Integration.                                          45
        SECTION 9.13.   Headings                                              45
        SECTION 9.14.   Construction                                          45
        SECTION 9.15.   Counterparts                                          45

                                       iii
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SCHEDULES

Schedule I              -       Subsidiaries
Schedule II             -       Existing Liens
Schedule III            -       Existing Indebtedness
Schedule IV             -       Existing Guarantees
Schedule V              -       Material Contracts

EXHIBITS

Exhibit A               -       Form of Revolving Credit Note
Exhibit B               -       Form of Security Agreement
Exhibit C               -       Form of Guaranty
Exhibit D               -       Form of Opinion of Counsel
Exhibit E               -       Form of Borrowing Base Certificate

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

     CREDIT AGREEMENT dated as of February 21, 2002, by and between VASOMEDICAL, INC., a Delaware corporation (the "Company") and FLEET NATIONAL BANK, a national banking association organized under the laws of the United States of America, (the "Bank").


                                    RECITALS

     The Company has requested the Bank to extend credit from time to time and the Bank is willing to extend such credit to the Company, subject to the terms and conditions hereinafter set forth.

     Accordingly, the parties hereto agree as follows:

                                   ARTICLE I
                        DEFINITIONS AND ACCOUNTING TERMS

     SECTION 1.01. Definitions. As used herein, the following words and terms shall have the following meanings:

     "Accounts" shall mean any and all rights of the Company to payment for goods sold or leased or services rendered, including accounts, contract rights, general intangibles and any such right evidenced by chattel paper, instruments or documents.

     "Affiliate" shall mean with respect to a specified Person, another Person which, directly or indirectly, controls or is controlled by or is under common control with such specified Person. For the purpose of this definition, "control" of a Person shall mean the power, direct or indirect, to direct or cause the direction of the management or policies of such Person whether through the ownership of voting securities, by contract or otherwise; provided that, in any event, any Person who owns directly or indirectly 10% or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation or 10% or more of the partnership or other ownership interest of any Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person.

     "Agreement" shall mean this Credit Agreement dated as of February 21, 2002, as it may hereafter be amended, restated, supplemented or otherwise modified from time to time.

     "Bank" shall have the meaning set forth in the preamble hereto.

     "Borrowing Base" shall mean an amount equal to the sum of (a) eighty percent (80%) of the face amount of all Eligible Accounts of the Company, plus
(b) the lesser of (i) thirty percent (30%) of Eligible Inventory and (ii) $2,000,000, provided, however, the Bank may increase such percentages and the foregoing inventory limitation from time to time in its sole discretion based upon the results of field exams and appraisals to be conducted by the Bank or its agents from time to time.

     "Borrowing Base Certificate" shall mean a certificate signed by the Chief Financial Officer in the form of Exhibit E attached hereto with such changes as the Bank may reasonably require from time to time.

     "Borrowing Date" shall mean, with respect to any Loan, the date on which such Loan is disbursed to the Company.

     "Business Day" shall mean (a) any day not a Saturday, Sunday or legal holiday, on which banks in New York City are open for business and (b) as it relates to any payment, determination, funding or notice to be made or given in connection with any LIBOR Rate Loan, any day specified in clause (a) on which trading is carried on by and between banks in Dollar deposits in the London interbank eurodollar market.

     "Capital Expenditures" shall mean additions to property and equipment of the Company and its Subsidiaries which, in conformity with Generally Accepted Accounting Principles, are included as "additions to property, plant or equipment" or similar items which would be reflected in the consolidated statement of cash flow of the Company and its Subsidiaries, including without limitation, property and equipment which are the subject of Capital Leases.

     "Capital Lease" shall mean any lease the obligations of which are required to be capitalized on the balance sheet of a Person in accordance with Generally Accepted Accounting Principles.

     "Change of Control" shall mean any event which results in (i) any Person, or two or more Persons acting in concert, acquiring beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934), directly or indirectly, of securities of the Company (or other securities convertible into such securities) representing 20% or more of the combined voting power of all securities of the Company entitled to vote in the election of directors; or (ii) during any period of up to 12 consecutive months, individuals who at the beginning of such 12-month period were directors of the Company, ceasing for any reason to constitute a majority of the Board of Directors of the Company's incumbent Board of Directors; or
(iii) any Person, or two or more Persons acting in concert, acquiring by contract or otherwise, or entering into a contract or arrangement which upon consummation will results in its or their acquisition of, or control over, securities of the Company (or securities convertible into such securities) representing 20% or more of the combined voting power of all securities of the Company entitled to vote in the election of directors.

     "Chief Financial Officer" shall mean the Chief Financial Officer of the Company.

     "Closing Date" shall mean February 21, 2002.

     "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

     "Commitments" shall mean the Revolving Credit Commitment.

     "Company" shall have the meaning set forth in the preamble hereto.

     "Consolidated EBIT" shall mean, for the Company and its Subsidiaries, for any period, Consolidated Net Income (or consolidated net loss) for such period plus (a) the sum, without duplication, of (i) Consolidated Interest Expense and
(ii) all income taxes to any government or governmental instrumentality expensed on the Company or any of its Subsidiaries' books (whether paid or accrued), minus (b) extraordinary or unusual gains, in each case determined on a consolidated basis for the Company and its Subsidiaries in accordance with Generally Accepted Accounting Principles applied on a consistent basis. All of the foregoing categories shall be calculated (without duplication) over the then most recent four fiscal quarters ended on the date of calculation thereof.

     "Consolidated EBITDA" shall mean, for the Company and its Subsidiaries, for any period, Consolidated Net Income (or consolidated net loss) for such period, plus (a) the sum, without duplication, of (i) Consolidated Interest Expense,
(ii) depreciation and amortization expenses or charges, and (iii) all income taxes to any government or governmental instrumentality expensed on the Company's or any of its Subsidiaries' books (whether paid or accrued), minus (b) the sum of (i) income of the Company and its Subsidiaries attributable to interest and/or dividends, and (ii) extraordinary or unusual gains, in each case, determined on a consolidated basis for the Company and its Subsidiaries in accordance with Generally Accepted Accounting Principles applied on a consistent basis. All of the foregoing categories shall be calculated (without duplication) over the then most recent four fiscal quarters ended on the date of calculation thereof.

     "Consolidated Funded Debt" shall mean the sum of all Indebtedness of the Company and its Subsidiaries for borrowed money having an original maturity of one year or more, including the current portion thereof and including, without limitation, the outstanding Revolving Credit Loans, in each case determined on a consolidated basis for the Company and its Subsidiaries in accordance with Generally Accepted Accounting Principles applied on a consistent basis.

     "Consolidated Interest Expense" shall mean the consolidated gross interest expense of the Company and its Subsidiaries determined in accordance with Generally Accepted Accounting Principles applied on a consistent basis and calculated over the then most recent four fiscal quarters ended on the date of calculation thereof.

     "Consolidated Net Income" shall mean, for any period, the net income (or net loss) of the Company and its Subsidiaries on a consolidated basis for such period determined in accordance with Generally Accepted Accounting Principles applied on a consistent basis.

     "Consolidated Tangible Net Worth" shall mean, for any period (a) total consolidated assets of the Company and its Subsidiaries (excluding any intangible assets) less (b) total consolidated liabilities of the Company and its Subsidiaries, in each case determined in accordance with Generally Accepted Accounting Principles applied on a consistent basis.

     "Customer" shall mean and include the account debtor or obligor with respect to any Account.

     "Default" shall mean any condition or event which upon notice, lapse of time or both would constitute an Event of Default.

     "Dollar" and the symbol "$" shall mean lawful money of the United States of America.

     "Eligible Investments" shall mean (a) direct obligations of the United States of America or any governmental agency thereof which are fully guaranteed by the United States of America, provided that such obligations mature within one year from the date of acquisition thereof; or (b) dollar denominated certificates of time deposit maturing within one year issued by any bank organized and existing under the laws of the United States or any state thereof and having aggregate capital and surplus in excess of $1,000,000,000; or (c) money market mutual funds having assets in excess of $2,500,000,000; or (d) commercial paper rated not less than P-1 or A- 1 or their equivalent by Moody's Investors Service, Inc. or Standard & Poor's Ratings Group, respectively; or (e) tax exempt securities of a U.S. issuer rated A or better by Standard and Poor's Ratings Group or Moody's Investors Service, Inc.

     "Eligible Inventory" shall mean the gross amount of the Company's raw materials inventory located in the United States of America, excluding, in any event, any packaging materials and supplies; work-in-process, supplies, damaged or unsalable goods, damaged or unsalable goods returned or rejected by such entity's customers; obsolete goods; goods to be returned to such entity's suppliers; goods in transit to third parties; consigned inventory; inventory in transit; and inventory located at facilities where the Bank has not been granted a first priority perfected security interest and, if the facility is not owned and occupied by the Company, landlord or warehousemens' waiver letters, as appropriate provided "Eligible Inventory" shall exclude all inventory which is otherwise regarded by the Bank in its reasonable discretion as unsuitable collateral for the Loans. The value of all Eligible Inventory shall be determined at the lower of cost on a first in first out basis or market value in accordance with Generally Accepted Accounting Principles applied on a consistent basis.

     Notwithstanding anything to the contrary, the Bank may at any time from time to time, amend the above referenced definition upon written notice to the Company.

     "Eligible Accounts" shall mean Accounts created by the Company in the ordinary course of business arising out of the sale or lease of goods or rendition of services by the Company, provided that, an Account shall in no event be deemed to be an Eligible Account unless: (a) all payments due on the Account have been invoiced and the underlying goods shipped or services performed, as the case may be; (b) no more than ninety (90) days have elapsed from the invoice date; (c) the payments due on more than 50% of all Accounts from the same Customer are not more than ninety (90) days past the invoice date;

(d) the Account arose from a completed and bona fide transaction (and with respect to a sale of goods, a transaction in which title has passed to the Customer) which requires no further act under any circumstances on the part of the Company in order to cause such Account to be payable in full by the Customer; (e) the Account is in full conformity with the representations and warranties made by the Company to the Bank with respect thereto and is free and clear of all security interests and Liens of any nature whatsoever other than any security interest deemed to be held by the Company or any security interest created pursuant to the Security Documents or as permitted by Section 7.01 hereof;  (f) the Account  constitutes an "account" or "chattel paper" within the meaning of the Uniform Commercial Code of the state in which the Account is located; (g) the Customer has not asserted that the Account, and neither the Company is aware that the Account, arises out of a bill and hold, consignment or progress billing arrangement or is subject to any setoff, contra, net-out contract, offset, deduction, dispute, credit, counterclaim or other defense arising out of the transactions represented by the Accounts or independently thereof, and the Customer has finally accepted the goods from the sale out of which the Account arose and has not objected to its liability thereon or returned, rejected or repossessed any of such goods, except for complaints made or goods returned in the ordinary course of business for which, in the case of goods returned, goods of equal or greater value have been shipped in return; (h) the Account arose in the ordinary course of business of the Company; (i) the Customer is not (x) the United States government or the government of any state or political subdivision thereof or therein, or any agency or department of any thereof or any foreign government unless there has been compliance to the satisfaction of the Bank with the Federal Assignment of Claims Act or similar state or foreign statutes or (y) an Affiliate of the Company or any Subsidiary of any thereof; (j) the Customer is a United States Person or an obligor in the United States unless such Account is supported to the satisfaction of the Bank by a letter of credit or other acceptable form of guarantee; (k) the Account complies with all material requirements of all applicable laws and regulations, whether Federal, state or local (including, without limitation, usury laws and laws, rules and regulations relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy); (1) the Account is in full force and effect and constitutes a legal, valid and binding obligation of the Customer enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors' rights generally and by general equity principles; (m) the Account is denominated in and provides for payment by the Customer in U.S. dollars; (n) the Account has not been and is not required to be charged off or written off as uncollectible in accordance with Generally Accepted Accounting Principles or the customary business practices of the Company; (o) the Bank possesses a valid, first priority perfected security interest in such Account as security for payment of the Obligations; (p) the Account did not arise out of a leasing transaction; and (q) the Bank believes, in its reasonable judgment, that collection of such Account is insecure or that such Account may not be paid by reason of the Customer's financial inability to pay the Customer in relation to the amount of credit extended; provided, that the Bank may, in its reasonable discretion, determine that a particular Account shall not be an Eligible Account individually, by Customer, by amount or otherwise.

     Notwithstanding anything to the contrary, the Bank may, at any time, and from time to time, amend the above-referenced definition upon written notice to the Company.

     "Environmental Law" shall mean any law, ordinance, rule, regulation, or policy having the force of law of any Governmental Authority relating to pollution or protection of the environment or to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Sections 9601, et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 1801, et seq.) the Resource Conservation and Recovery Act, as amended (42 U.S.C. Sections 6901, et seq.) and the rules and regulations promulgated pursuant thereto.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

     "ERISA Affiliate" shall mean each person (as defined in Section 3(9) of ERISA) which together with the Company or any Affiliate of the Company would be deemed to be a member of the same "controlled group" within the meaning of
Section 414(b), (c), (m) or (o) of the Code.

     "Event of Default" shall have the meaning set forth in Article VIII.

     "Executive Officer" shall mean any of the President, the Chief Executive Officer, Chief Financial Officer or the Secretary of the Company or any of its Subsidiaries, as applicable, and their respective successors, if any, designated by the board of directors thereof.

     "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal fund brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Bank from three Federal fund brokers of recognized standing selected by the Bank.

     "Generally Accepted Accounting Principles" shall mean those generally accepted accounting principles in the United States of America, as in effect from time to time.

     "Governmental Authority" shall mean any nation or government, any state, province, city or municipal entity or other political subdivision thereof, and any governmental, executive, legislative, judicial, administrative or regulatory agency, department, authority, instrumentality, commission, board or similar body, whether federal, state, provincial, territorial, local or foreign.

     "Guarantors" shall mean, collectively, 180 Linden Avenue Corporation, a New York corporation, and each Person who, from time to time, is required to execute a Guaranty in accordance with Section 6.14 hereof. Guarantor shall not include Viromedics, Inc. at any time that it shall be an Inactive Subsidiary.

     "Guaranty" shall mean the Guaranty in the form attached hereto as Exhibit C to be executed and delivered by each Guarantor on the Closing Date and thereafter by each Subsidiary of the Company pursuant to Section 6.14, as the same may hereafter be amended, restated, supplemented or otherwise modified from time to time.

     "Hazardous Materials" shall mean any explosives, radioactive materials, or other materials, wastes, substances, or chemicals which are identified and regulated as toxic or hazardous, or as a pollutant or contaminant, under any applicable Environmental Law.

     "Inactive Subsidiary" shall mean any Subsidiary of the Company which conducts no business and has total assets (based on the higher of market value and book value) of less than $50,000.

     "Indebtedness" shall mean, without duplication, as to any Person or Persons
(a) indebtedness for borrowed money; (b) indebtedness for the deferred purchase price of property or services; (c) indebtedness evidenced by bonds, debentures, notes or other similar instruments; (d) obligations and liabilities secured by a Lien upon property owned by such Person, whether or not owing by such Person and even though such Person has not assumed or become liable for the payment thereof; (e) obligations and liabilities directly or indirectly guaranteed by such Person; (f) obligations or liabilities created or arising under any conditional sales contract or other title retention agreement with respect to property used and/or acquired by such Person; (g) obligations of such Person as lessee under Capital Leases; (h) net liabilities of such Person under hedging agreements and foreign currency exchange agreements, as calculated on a basis satisfactory to the Bank and in accordance with accepted practice; (i) all obligations of such Person in respect of bankers' acceptances; and (j) all obligations, contingent or otherwise of such Person as an account party or applicant in respect of letters of credit.

     "Interest Payment Date" shall mean (a) the first day of each calendar month during the term hereof and (b) as to any Loan, the date such Loan is paid in full or in part.

     "Interest Period" shall mean with respect to any LIBOR Rate Loan:

     (a) initially, the period commencing on the date such LIBOR Rate Loan is made and ending one, two, three or six months thereafter, as selected by the Company in its Notice of Borrowing or in its notice of conversion from a Prime Rate Loan to a LIBOR Rate Loan provided, in each case, in accordance with the terms of Articles II and III hereof; and

     (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such LIBOR Rate Loan and ending one, two, three or six months thereafter, as selected by the Company by irrevocable written notice to the Bank not later than 11:00 a.m. New York, New York time two
(2) Business Days prior to the last day of the then current Interest Period with respect to such LIBOR Rate Loan; provided, however, that all of the foregoing provisions relating to Interest Periods are subject to the following:

          (i) if any Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

          (ii) if the  Company  shall fail to give  notice as provided in clause
     (b) above, the Company shall be deemed to have requested conversion of the affected LIBOR Rate Loan to a Prime Rate Loan on the last day of the then current Interest Period with respect thereto;

          (iii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

          (iv) the Company shall select Interest Periods so as not to require a payment or prepayment of any LIBOR Rate Loan during an Interest Period for such LIBOR Rate Loan.

     "LIBOR Rate Election" shall mean the meaning set forth in Section 2.01(b) hereof.

     "LIBOR Rate Loans" shall mean Loans at such time as they are made and/or being maintained at a rate of interest based upon Reserve Adjusted Libor.

     "Lien" shall mean any lien (statutory or otherwise), security interest, mortgage, deed of trust, pledge, charge, conditional sale, title retention agreement, Capital Lease or other encumbrance or similar right of others, or any agreement to give any of the foregoing.

     "Loans" shall mean the Revolving Credit Loans.

     "Loan Documents" shall mean, collectively, this Agreement, the Note, the Security Documents, the Guaranty, and each other agreement executed in connection with the transactions contemplated hereby or thereby, as each of the same may hereafter be amended, restated, supplemented or otherwise modified from time to time.

     "Material Adverse Effect" shall mean a material adverse effect upon (a) the business, operations, property, prospects or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole or (b) the ability of the Company or any of its Subsidiaries to perform in any material respect any material obligations under any Loan Document to which it is a party.

     "Material Contract" shall mean each contract, instrument or agreement (a) to which the Company or any of its Subsidiaries is a party which is material to the business, operations or condition (financial or otherwise), prospects, or properties of the Company and its Subsidiaries, taken as a whole, or (b) which requires the payment during the term thereof in excess of $100,000.

     "Note" shall mean the Revolving Credit Note.

     "Notice of Borrowing" shall mean the Bank's form of notice of borrowing substantially in the form of Exhibit F attached hereto.

     "Obligations" shall mean all obligations, liabilities and indebtedness of the Company to the Bank, whether now existing or hereafter created, absolute or contingent, direct or indirect, due or not, whether created directly or acquired by assignment or otherwise, arising under or relating to this Agreement, the Note or any other Loan Document, including, without limitation, all obligations, liabilities and indebtedness of the Company with respect to the principal of and interest on the Loans, and obligations arising under Hedging Agreements with the Bank (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the United States Bankruptcy Code, and interest that but for the filing of a petition in bankruptcy with respect to the Company, would accrue on such obligations, whether or not a claim is allowed against such Company for such interest in the related bankruptcy proceeding), and all fees, costs, expenses and indemnity obligations of the Company hereunder, under any other Loan Document or under any Hedging Agreement.

     "Payment Office" shall mean the Bank's office located at 300 Broad Hollow Road, Melville, New York 11747 or such other office as the Bank may designate from time to time.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

     "Permitted Liens" shall mean the Liens specified in clauses (a) through (h) of Section 7.01.

     "Person"  shall mean any natural  person,  corporation,  limited  liability
company,   limited  liability   partnership,   business  trust,  joint  venture,
association, company, partnership or Governmental Authority.

     "Plan" shall mean any  multi-employer  or  single-employer  plan defined in
Section 4001 of ERISA, which covers, or at any time during the five calendar years preceding the date of this Agreement covered, employees of the Company, any Subsidiary of the Company or an ERISA Affiliate on account of such employees' employment by the Company, any Subsidiary of the Company or an ERISA Affiliate.

     "Prime Rate" shall mean the variable per annum rate of interest so designated from time to time by the Bank as its "prime rate". The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate being charged to any customer. Changes in the rate of interest resulting from changes in the Prime Rate shall take place immediately without notice or demand of any kind.

     "Prime Rate Loans" shall mean Loans at such as they are being made and/or maintained at a rate of interest based on the Prime Rate.

     "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as the same may be amended or supplemented from time to time.

     "Reportable Event" shall mean an event described in Section 4043(c) of ERISA with respect to a Plan as to which the 30 day notice requirement has not been waived by the PBGC.

     "Reserve Adjusted Libor" shall mean, with respect to the Interest Period pertaining to a LIBOR Rate Loan, the rate per annum as determined on the basis of the offered rates for deposits in Dollars for a period of time comparable to such Interest Period for such LIBOR Loan (rounded upward, if necessary, to the nearest one hundred-thousandth of a percentage point) as determined on the basis of the offered rates for deposits in U.S. dollars for a period of time comparable to such LIBOR Loan which appears on the Telerate page 3750 as of 11:00 a.m. London time on the day that is two (2) Business Days preceding the first day of such LIBOR Loan; provided, however, if the rate described above does not appear on the Telerate System on any applicable interest determination date, the LIBOR Rate shall be the rate (rounded upward, if necessary, to the nearest one hundred-thousandth of a percentage point) determined on the basis of the offered rates for deposits in Dollars for a period of time comparable to the Interest Period for such LIBOR Loan which are offered by four major banks in the London interbank market at approximately 11:00 a.m. London time, on the day that is two (2) Business Days preceding the first day of such LIBOR Loan as selected by the Bank. The principal London office of each of the four major London banks will be requested to provide a quotation of its Dollar deposit offered rate. If at least two such quotations are provided, the rate for that date will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the LIBOR Rate for that date will be determined on the basis of the rates quoted for loans in Dollars to leading European banks for a period of time comparable to such LIBOR Loan offered by major banks in New York City at approximately 11:00 a.m. New York City time, on the day that is two (2) Business Days preceding the first day of such LIBOR Loan. In the event that the Bank is unable to obtain any such quotation as provided above, it will be deemed that LIBOR, pursuant to a LIBOR Loan, cannot be determined. In the event that the Board of Governors of the Federal Reserve System shall impose a Reserve Percentage with respect to LIBOR deposits of the Bank, then for any period during which such Reserve Percentage shall apply, LIBOR shall be equal to the amount determined above divided by an amount equal to one minus the Reserve Percentage. "Reserve Percentage" shall mean the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed on member banks of the Federal Reserve System against "Eurocurrency Liabilities" as defined in Regulation D.

     "Revolving Credit Commitment" shall mean the Bank's obligation to make Revolving Credit Loans to the Company in an aggregate amount not to exceed $15,000,000, as such amount may be adjusted in accordance with the terms of this Agreement.

     "Revolving Credit Commitment Period" shall mean the period from and including the Closing Date to, but not including, the Revolving Credit
Commitment Termination Date or such earlier date as the Revolving Credit Commitment shall terminate as provided herein.

     "Revolving  Credit  Commitment  Termination  Date" shall mean  February 21,
2005.

     "Revolving  Credit  Loans"  shall  have the  meaning  set forth in  Section
2.01(a).

     "Revolving Credit Note" shall have the meaning set forth in Section 2.02.

     "Security Agreements" shall mean, collectively, the Security Agreement, in the form attached as Exhibit B, to be executed and delivered on the Closing Date by the Company and each Guarantor, as the same may hereafter be amended, restated, supplemented or otherwise modified, from time to time.

     "Security Documents" shall mean the Security Agreements and each other collateral security document delivered to the Bank hereunder.

     "Solvent" shall mean with respect to any Person as of the date of determination thereof that (a) the amount of the "present fair saleable value" of the assets of such Person will, as of such date, exceed the amount of all "liabilities of such Person, contingent or otherwise," as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required on its debts as such debts become absolute and matured, (c) such Person will not have as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature.

     "Subordinated Debt" or "Subordinated Indebtedness" shall mean all debt which is subordinated in right of payment to the prior final and indefeasible payment in full of the obligations of the Company and/or of its Subsidiaries to the Bank hereunder and under any other Loan Document on terms satisfactory to and approved in writing by the Bank.

     "Subsidiaries" shall mean with respect to any Person any corporation, association or other business entity more than 50% of the voting stock or other ownership interests (including, without limitation, membership interests in a limited liability company) of which is at the time owned or controlled, directly or indirectly, by such Person or one or more of its Subsidiaries or a combination thereof.

     "Taxes" shall have the meaning set forth in Section 3.09.

     "Type" shall mean as to any Loan its status as a Prime Rate Loan or a LIBOR Rate Loan.

     "Unfunded Capital Expenditures" shall mean Capital Expenditures which are not financed with the proceeds from any Indebtedness.

     "Unfunded Current Liability" of any Plan shall mean the amount, if any, by which the present value of the accrued benefits under the Plan as of the close of its most recent plan year exceeds the fair market value of the assets allocable thereto, determined in accordance with Section 412 of the Code.

     SECTION 1.02. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and the neuter. Except as otherwise herein specifically provided, each accounting term used herein shall have the meaning given to it under Generally Accepted Accounting Principles. The term "including" shall not be limited or exclusive, unless specifically indicated to the contrary. The word "will" shall be construed to have the same meaning in effect as the word "shall". The words "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole, including the exhibits and schedules hereto, all of which are by this reference incorporated into this Agreement.

                                   ARTICLE II
                                     LOANS

     SECTION 2.01. Revolving Credit Loans. (a) Subject to the terms and conditions, and relying upon the representations and warranties, set forth herein, and subject to the next sentence, the Bank agrees to make loans (individually a "Revolving Credit Loan" and, collectively, the "Revolving Credit Loans") to the Company from time to time during the Revolving Credit Commitment Period, up to but not exceeding at any one time outstanding the amount of its Revolving Credit Commitment; provided, however, that no Revolving Credit Loan shall be made if, after giving effect to such Revolving Credit Loan, the aggregate outstanding principal amount of all Revolving Credit Loans at such time would exceed the lesser of (i) the Revolving Credit Commitment in effect at such time or (ii) if, after giving effect to the requested Revolving Credit Loan, the aggregate outstanding principal amount of the Revolving Credit Loans would equal or exceed $4,000,000, the then current Borrowing Base. Notwithstanding anything to the contrary herein, until such time that the Bank shall have received a satisfactory field exam of the Company's Accounts and an appraisal of the Company's raw material inventory, the aggregate outstanding principal amount of the Revolving Credit Loans shall not, in any event, exceed $4,000,000; provided, however, the Bank shall conduct such field exam and appraisal as soon as practicable and, in any event, within thirty (30) days of the Closing Date. During the Revolving Credit Commitment Period, the Company may from time to time borrow, repay and reborrow hereunder on or after the date hereof and prior to the Revolving Credit Commitment Termination Date, subject to the terms, provisions and limitations set forth herein. The Revolving Credit Loans may be (A) LIBOR Rate Loans, (B) Prime Rate Loans, or (C) a combination thereof.

     (b) The Company shall give the Bank irrevocable written notice (or telephonic notice promptly confirmed in writing) not later than 11:00 a.m. (New York, New York time), two Business Days prior to the date of each proposed LIBOR Rate Loan under this Section 2.01 or prior to 11:00 a.m. (New York, New York time) on the date of each proposed Prime Rate Loan under this Section 2.01. Such notice (a "LIBOR Rate Election") shall be irrevocable and shall specify (i) the amount and Type of the proposed borrowing, (ii) the proposed use of the loan proceeds, (iii) the initial Interest Period if a LIBOR Rate Loan, and (iv) the proposed Borrowing Date. Except for borrowings which utilize the full remaining amount of the Revolving Credit Commitment, each borrowing of a Prime Rate Loan shall be in an amount not less than $100,000 or, if greater, whole multiples of $100,000 in excess thereof. Each borrowing of a LIBOR Rate Loan shall be an amount not less than $100,000 or whole multiples of $100,000 in excess thereof. Funding of all Loans shall be made in accordance with Section 3.12 of this Agreement.

     (c) The  Company  shall have the right,  upon not less than three  Business
Days'  prior  written  notice  to the Bank to  terminate  the  Revolving  Credit
Commitment or from time to time to permanently reduce the amount of the Revolving Credit Commitment; provided, however, that no such termination or reduction shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Credit Loans made on the effective date thereof, the aggregate outstanding principal amount of all Revolving Credit Loans would exceed the Revolving Credit Commitment as then reduced; provided, further, that any such termination or reduction requiring prepayment of any LIBOR Rate Loan shall be made only on the last day of the Interest Period with respect thereto or on the date of payment in full of all amounts owing pursuant to Section 3.08 as a result of such termination or reduction. Any such reduction shall be in the amount of $100,000 or whole multiples of $100,000 in excess thereof, and shall reduce permanently the amount of the Revolving Credit Commitment then in effect.

     (d) The agreement of the Bank to make Revolving Credit Loans pursuant to this Section 2.01 shall automatically terminate on the Revolving Credit Commitment Termination Date. Upon such termination, the Company shall immediately repay in full the principal amount of the Revolving Credit Loans then outstanding, together with all accrued interest thereon and all other amounts due and payable hereunder.

     SECTION 2.02. Revolving Credit Note. The Revolving Credit Loans made by the Bank shall be evidenced by a promissory note of the Company substantially in the form attached hereto as Exhibit A (the "Revolving Credit Note"), appropriately completed, duly executed and delivered on behalf of the Company and payable to the order of the Bank in a principal amount equal to the Revolving Credit Commitment of the Bank. The Revolving Credit Note shall (a) be dated the Closing Date, (b) be stated to mature on the Revolving Credit Commitment Termination Date, and (c) bear interest from the date thereof until paid in full on the unpaid principal amount thereof from time to time outstanding as provided in
Section 3.01. The Bank is authorized to record the date, Type and amount of each Revolving Credit Loan and the date and amount of each payment or prepayment of principal of each Revolving Credit Loan in the Bank's records or on the grid schedule annexed to the Revolving Credit Note; provided, however, that the failure of the Bank to set forth each such Revolving Credit Loan, payment and other information shall not in any manner affect the obligation of the Company to repay each Revolving Credit Loan made by the Bank in accordance with the terms of its Revolving Credit Note and this Agreement. The Revolving Credit Note, the grid schedule and the books and records of the Bank shall constitute conclusive evidence of the information so recorded absent manifest error.

                                  ARTICLE III
                PROVISIONS RELATING TO ALL EXTENSIONS OF CREDIT;
                               FEES AND PAYMENTS

     SECTION 3.01. Interest Rate; Continuation and Conversion of Loans.

     (a) Each Prime Rate Loan shall bear interest for the period from the date thereof on the unpaid principal amount thereof at a fluctuating rate per annum equal to the Prime Rate.

     (b) Each LIBOR Rate Loan shall bear interest for the Interest Period applicable thereto on the unpaid principal amount thereof at a rate per annum equal to the Reserve Adjusted Libor determined for each Interest Period thereof in accordance with the terms hereof plus a margin of one and one-half percent (1.5%) per annum.

     (c) Upon the occurrence and during the continuance of a Default or an Event of Default, each Revolving Credit Loan outstanding (excluding any defaulted payment of principal accruing interest in accordance with clause (d) below), shall, at the option of the Bank, bear interest at a rate of interest which is four percent (4%) greater than the interest rate otherwise then in effect or, if no rate is in effect, four percent (4%) per annum greater than the Prime Rate.

     (d) If the Company shall fail to make any required principal or interest payment on any portion of any Loan or any other amount becoming due hereunder whether with respect to interest, fees, expenses or otherwise, in full, within ten (10) days after the same is due, the Company shall pay to the Bank a late fee equal to five (5%) percent of the required payment.

     (e) The Company may elect from time to time to convert outstanding Loans from LIBOR Rate Loans to Prime Rate Loans by giving the Bank at least two Business Day's prior irrevocable written notice of such election, provided that any such conversion of LIBOR Rate Loans shall only be made on the last day of an Interest Period with respect thereto or upon the date of payment in full of any amounts owing pursuant to Section 3.08 as a result of such conversion. The Company may elect from time to time to convert outstanding Loans from Prime Rate Loans to LIBOR Rate Loans by giving the Bank irrevocable written notice of such election not later than 11:00 a.m. (New York, New York time), two Business Days prior to the date of the proposed conversion. All or any part of outstanding Prime Rate Loans may be converted as provided herein, provided that each conversion shall be in the principal amount of $100,000 or whole multiples of $100,000 in excess thereof, and further provided that no Default or Event of Default shall have occurred and be continuing. Any conversion to or from a LIBOR Rate Loan hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of all LIBOR Rate Loans having the same Interest Period shall not be less than $100,000.

     (f) Any LIBOR Rate Loan in a minimum principal amount of $100,000 may be continued as such upon the expiration of an Interest Period with respect thereto by compliance by the Company with the notice provisions contained in the definition of Interest Period; provided, that no LIBOR Rate Loan may be continued as such when any Default or Event of Default has occurred and is continuing, but shall be automatically converted to a Prime Rate Loan on the last day of the Interest Period in effect when the Bank is notified, or otherwise has actual knowledge, of such Default or Event of Default.

     (g) If the Company shall fail to select the duration of any Interest Period for any LIBOR Rate Loan in accordance with the definition of "Interest Period" set forth in Section 1.01, the Company shall be deemed to have selected an Interest Period of one month.

     (h) No Loan may be funded as a LIBOR Rate Loan, or converted to or continued as a LIBOR Rate Loan, with an Interest Period that extends beyond the Revolving Credit Commitment Termination Date.

     (i) Anything in this Agreement or in any Note to the contrary notwithstanding, if any time, the rate of interest, together with all amounts which constitute interest and which are reserved, charged or taken by the Bank as compensation for fees, services or expenses incidental to the making, negotiating or collection of the Loan evidenced hereby, shall be deemed by any competent court of law, governmental agency or tribunal to exceed the maximum rate of interest permitted to be charged by the Bank to the Company under applicable law, then, during such time as such rate of interest would be deemed excessive, that portion of each sum paid attributable to that portion of such interest rate that exceeds the maximum rate of interest so permitted shall be deemed a voluntary prepayment of principal. Any such prepayment shall not be subject to the terms of Sections 3.03(b), 3.03(c) and 3.08 hereof. As used herein, the term "applicable law" shall mean the law in effect as of the date hereof; provided, however, that in the event that there is a change in the law which results in a higher maximum allowable rate of interest being applicable to this Agreement and the Note, then this Agreement and the Note shall be governed by such new law as of its effective date.

     (j) Interest on each Loan shall be payable in arrears on each Interest Payment Date and shall be calculated on the basis year of 360 days and shall be payable for the actual days elapsed. Any rate of interest on the Loans or other Obligations which is computed on the basis of the Prime Rate shall change when and as the Prime Rate changes in accordance with the definition thereof. Each determination by the Bank of an interest rate or fee hereunder shall, absent manifest error, be conclusive and binding for all purposes.

     SECTION 3.02. Use of Proceeds. The proceeds of the Revolving Credit Loans shall be used solely for the working capital needs of the Company in the ordinary course of its business.

     SECTION 3.03. Prepayments.

     (a) To the extent that the outstanding principal amount of the Revolving Credit Loans exceeds the Borrowing Base as in effect at any time, the Company shall immediately prepay the Revolving Credit Loans to the extent necessary to cause compliance with the Borrowing Base, provided that prepayment of LIBOR Rate Loans shall be subject to payment by the Company of any costs or expenses required pursuant to Section 3.08 hereof.

     (b) The Company may on the last day of an Interest Period if the Loans to be prepaid are LIBOR Rate Loans, or at any time and from time to time if the Loans to be prepaid are Prime Rate Loans, prepay the then outstanding Loans, in whole or in part, without premium or penalty, except as provided in Section 3.08 hereof, upon written notice to the Bank (or telephonic notice promptly confirmed in writing) not later than 11:00 a.m. (New York, New York time), three Business Days before the date of prepayment with respect to prepayments of LIBOR Rate Loans, or 11:00 a.m. (New York, New York time) one Business Day before the date of prepayment with respect to Prime Rate Loans. Each notice shall be irrevocable and shall specify the date and amount of prepayment and whether such prepayment is of LIBOR Rate Loans or Prime Rate Loans, or a combination thereof, and if a combination thereof, the amount of prepayment allocable to each. If such notice is given, the Company shall make such prepayment, and the amount specified in such notice shall be due and payable, on the date specified therein. Each partial prepayment pursuant to this Section 3.03 shall be in a principal amount of $100,000 or whole multiples of $100,000 in excess thereof.

     (c) Each prepayment of principal of a Loan pursuant to this Section 3.03 shall be accompanied by accrued interest to the date prepaid on the amount prepaid. Partial prepayments of any Loan shall be applied first to outstanding Prime Rate Loans and then to LIBOR Rate Loans in such order as the Bank shall determine in its sole and absolute discretion.

     SECTION 3.04. Fees.

     (a) The Company agrees to pay to the Bank an unused line fee on the average daily unused portion of the Revolving Credit Commitment from the date of this Agreement until the Revolving Credit Commitment Termination Date at a rate per annum equal to two-fifths of one percent (.40%), based on a year of 360 days, payable in arrears on the last day of March, June, September, and December of each year commencing March 31, 2002, on the Revolving Credit Commitment Termination Date and on each date the Revolving Credit Commitment is permanently reduced in whole or in part.

     (b) The Company agrees to pay to the Bank a non-refundable origination fee of $25,000 which shall be paid in full on the Closing Date.

     SECTION 3.05. Inability to Determine Interest Rate. In the event that the Bank shall have determined (which determination shall be conclusive and binding upon the Company) that, by reason of circumstances affecting the London interbank market, adequate and reasonable means do not exist for ascertaining the Reserve Adjusted Libor applicable pursuant to Section 3.01(b) for any requested Interest Period with respect to (a) the making of a LIBOR Rate Loan,
(b) a LIBOR Rate Loan that will result from the requested conversion of a Prime Rate Loan into a LIBOR Rate Loan, or (c) the continuation of an LIBOR Rate Loan beyond the expiration of the then current Interest Period with respect thereto, the Bank shall forthwith give notice by telephone of such determination, promptly confirmed in writing, to the Company of such determination. Until the Bank notifies the Company that the circumstances giving rise to the suspension described herein no longer exist, the Company shall not have the right to request or continue a LIBOR Rate Loan or to convert a Prime Rate Loan to a LIBOR Rate Loan.

     SECTION 3.06. Illegality. Notwithstanding any other provisions herein, if any introduction of or change in any law, regulation, treaty or directive or in the interpretation or application thereof shall make it unlawful for the Bank to make or maintain LIBOR Rate Loans as contemplated by this Agreement, the Bank shall forthwith give notice by telephone of such circumstances, promptly confirmed in writing, and (a) the commitment of the Bank to make and to allow conversion to or continuations of LIBOR Rate Loans shall forthwith be cancelled for the duration of such illegality and (b) the Loans then outstanding as LIBOR Rate Loans, if any, shall be converted automatically to Prime Rate Loans on the next succeeding last day of each Interest Period applicable to such LIBOR Rate Loans or within such earlier period as may be required by law. The Company shall pay to the Bank, upon demand, any additional amounts required to be paid pursuant to Section 3.08 hereof.

     SECTION 3.07. Increased Costs. (a) In the event that any introduction of or change in, on or after the date hereof, any applicable law, regulation, treaty, order, directive or in the interpretation or application thereof (including, without limitation, any request, guideline or policy, whether or not having the force of law, of or from any central bank or other governmental authority, agency or instrumentality and including, without limitation, Regulation D), by any authority charged with the administration or interpretation thereof shall occur, which:

          (i) shall subject the Bank to any tax of any kind whatsoever with respect to this Agreement, any Note, or any Loan, or change the basis of taxation of payments to the Bank of principal, interest, fees or any other amount payable hereunder (other than any tax that is measured with respect to the overall net income of the Bank or lending office of the Bank and that is imposed by the United States of America, or any political subdivision or taxing authority thereof or therein, or by any jurisdiction in which the Bank's lending office is located, or by any jurisdiction in which the Bank is organized, has its principal office or is managed and controlled); or

          (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement (whether or not having the force of law) against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of the Bank; or

          (iii) shall impose on the Bank any other condition, or change therein; and the result of any of the foregoing is to increase the cost to the Bank of making, renewing or maintaining or participating in advances or extensions of credit hereunder or to reduce any amount receivable hereunder, in each case by an amount which the Bank deems material, then, in any such case, the Company shall pay the Bank, upon demand, such additional amount or amounts as the Bank shall have determined will compensate the Bank for such increased costs or reduction.

     (b) If the Bank shall have determined that the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Bank (or any lending office of the Bank) or the Bank's holding company, with any request or directive regarding capital adequacy (whether or not having the force of the law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the Bank's capital or on the capital of the Bank's holding company as a consequence of its obligations hereunder to a level below that which the Bank could have achieved but for such adoption, change or compliance (taking into consideration the Bank's policies and the policies of the Bank's holding company with respect to capital adequacy) by an amount deemed by the Bank to be material, then from time to time, the Company shall pay to the Bank, the additional amount or amounts as the Bank shall have determined will compensate the Bank or the Bank's holding company for such reduction. The Bank's determination of such amounts shall be conclusive and binding on the Company absent manifest error.

     (c) A certificate of the Bank setting forth the amount or amounts payable pursuant to Sections 3.07(a) and 3.07(b) above shall be conclusive absent manifest error. The Company shall pay the Bank the amount shown as due on any such certificate within 10 Business Days after receipt thereof.

     SECTION 3.08. Indemnity. The Company agrees to indemnify the Bank and to hold the Bank harmless from any loss, cost or expense which the Bank may sustain or incur, including, without limitation, such amount or amounts as shall be sufficient (in the reasonable opinion of the Bank) to compensate it for any loss, cost, or expense incurred as a result of: (a) any payment or prepayment (whether mandatory or optional) of a LIBOR Rate Loan, or the conversion of a LIBOR Rate Loan to a Prime Rate Loan, on a date other than the last day of the Interest Period for such Loan; (b) any failure by the Company to accept or borrow a LIBOR Rate Loan, or to convert into or continue a LIBOR Rate Loan, on the date specified in the Borrower's written Notice of Borrowing, conversion or continuation; or (c) any failure by the Company to pay a LIBOR Rate Loan on the date for payment specified in the Borrower's written notice. Without limiting the foregoing, the Company shall pay to the Bank a "yield maintenance fee" in an amount computed as follows: the current rate for United States Treasury securities (bills on a discounted basis shall be converted to a bond equivalent) with a maturity date closest to the term of the Interest Period chosen pursuant to the LIBOR Rate Election as to which the prepayment is made, shall be subtracted from the Reserve Adjusted Libor in effect at the time of prepayment. If the result is zero or a negative number, there shall be no yield maintenance fee. If the result is a positive number, then the resulting percentage shall be multiplied by the amount of the principal balance being prepaid. The resulting amount shall be divided by 360 and multiplied by the number of days remaining in the Interest Period chosen pursuant to the LIBOR Rate Election as to which the prepayment is made. Said amount shall be reduced to present value calculated by using the above referenced United States Treasury securities rate and the number of days remaining in the Interest Period chosen pursuant to the LIBOR Rate

Election as to which prepayment is made. The resulting amount shall be the "yield maintenance fee" due to the Bank upon the prepayment of a LIBOR Rate Loan. If by reason of an Event of Default, the Bank elects to declare the Note to be immediately due and payable, then any yield maintenance fee with respect to a LIBOR Rate Loan shall become due and payable in the same manner as though the Company had exercise such right of prepayment.

     A certificate of the Bank setting forth such amounts shall be conclusive absent manifest error. The Company shall pay the Bank the amount shown as due on any certificate within ten Business Days after receipt thereof.

     SECTION 3.09. Taxes. Except as required by law, all payments made by the Company under this Agreement shall be made free and clear of, and without reduction for or on account of, any present or future taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding income and franchise taxes imposed on the Bank by (i) the United States of America or any political subdivision or taxing authority thereof or therein,
(ii) the jurisdiction under the laws of which the Bank is organized or in which it has its principal office or is managed and controlled or any political subdivision or taxing authority thereof or therein, or (iii) any jurisdiction in which the Bank's lending office is located or any political subdivision or taxing authority thereof or therein (such non-excluded taxes being called "Taxes"). If any Taxes are required to be withheld from any amounts payable to the Bank hereunder, or under the Note, the amount so payable to the Bank shall be increased to the extent necessary to yield to the Bank (after payment of all Taxes and free and clear of all liability in respect of such Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the Note. Whenever any Taxes are payable by the Company, as promptly as possible thereafter, the Company shall send to the Bank a certified copy of an original official receipt showing payment thereof. If the Company fails to pay Taxes when due to the appropriate taxing authority or fails to remit to the Bank the required receipts or other required documentary evidence, the Company shall indemnify the Bank for any incremental taxes, interest or penalties that may become payable by the Bank as a result of any such failure together with any expenses payable by the Bank in connection therewith.

     SECTION 3.10. Payments. All payments (including prepayments) to be made by the Company on account of principal, interest, fees shall be made without set-off or counterclaim and shall be made to the Bank, at the Payment Office of the Bank in Dollars in immediately available funds. The Bank may, in its sole discretion, directly charge principal and interest payments due in respect of the Loans to the Company's accounts at the Payment Office or other office of the Bank. Except as otherwise provided in the definition of "Interest Period", if any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. All payments shall be applied first to the payment of all fees, expenses and other amounts due to the Bank (excluding principal and interest), then to accrued interest, and the balance on account of outstanding principal, provided, however, that upon the occurrence of an Event of Default, payments will be applied to the Obligations as the Bank shall determine in its sole discretion.

     SECTION 3.11. Disbursement of Loans. The Bank shall make each Loan to be made by it hereunder available to the Company at the Payment Office by crediting the account of the Company with such amount and in like funds; provided, however, that if the proceeds of any Loan or any portion thereof are to be used to prepay outstanding Loans, then the Bank shall apply such proceeds for such purpose to extent necessary and credit the balance, if any, to the Company's account.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

     In order to induce the Bank to enter into this Agreement and to extend the credit herein provided for, the Company represents and warrants to the Bank that:

     SECTION 4.01. Organization, Powers. The Company and each Guarantor (a) is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation or formation, (b) has the power and authority to own its properties and to carry on its business as now being conducted, (c) is duly qualified to do business in every jurisdiction wherein the conduct of its business or the ownership of its properties are such as to require such qualification except those jurisdictions in which the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect, and (d) has the power to execute, deliver and perform each of the Loan Documents to which it is a party, including, without limitation, with respect to the Company, the power to obtain extensions of credit hereunder and to execute and deliver the Note.

     SECTION 4.02. Authorization of Borrowing, Enforceable Obligations. The execution, delivery and performance by the Company of this Agreement, and the other Loan Documents to which it is a party, the borrowings and the other extensions of credit to the Company hereunder, and the execution, delivery and performance by each of its Subsidiaries of the Loan Documents to which such Subsidiary is a party, (a) have been duly authorized by all requisite corporate, limited partnership or limited liability action, (b) will not violate or require any consent (other than consents as have been made or obtained and which are in full force and effect) under (i) any provision of law applicable to the Company or any Subsidiary of the Company, any rule or regulation of any Governmental Authority, or the Certificate of Incorporation or By-laws of the Company or the Certificate of Incorporation, By-Laws, or other organizational documents, as applicable, of any Subsidiary of the Company or (ii) any order of any court or other Governmental Authority binding on the Company or any Subsidiary of the Company or any indenture, agreement or other instrument to which the Company or any Subsidiary of the Company is a party, or by which the Company or any Subsidiary of the Company or any of its property is bound, and (c) will not be in conflict with, result in a breach of or constitute (with due notice and/or lapse of time) a default under, any such indenture, agreement or other instrument, or result in the creation or imposition of any Lien, of any nature whatsoever upon any of the property or assets of the Company or any Subsidiary of the Company other than as contemplated by this Agreement or the other Loan Documents. This Agreement and each other Loan Document to which the Company or any of its Subsidiaries is a party constitutes a legal, valid and binding obligation of the Company and each such Subsidiary of the Company, as the case may be, enforceable against the Company and each such Subsidiary of the Company, as the case may be, in accordance with its terms.

     SECTION 4.03. Financial Condition. (a) The Company has heretofore furnished to the Bank (i) the audited consolidated balance sheet of the Company and its Subsidiaries and the related consolidated statement of income, retained earnings and cash flow of the Company and its Subsidiaries, audited by Grant Thornton LLP, independent certified public accountants, for the fiscal year ended May 31, 2001, and (ii) the unaudited consolidated balance sheet of the Company and its Subsidiaries and the related consolidated statements of income, retained earnings and cash flow of the Company and its Subsidiaries for the six month period ended November 30, 2001. Such financial statements were prepared in conformity with Generally Accepted Accounting Principles, applied on a consistent basis, and fairly present the consolidated financial condition and consolidated results of operations of the Company and its Subsidiaries as of the date of such financial statements and for the periods to which they relate and since May 31, 2001, no Material Adverse Effect has occurred. The Company shall deliver to the Bank a certificate of the Chief Financial Officer of the Company to that effect on the Closing Date. Other than obligations and liabilities arising in the ordinary course of business since May 31, 2001, there are no material obligations or liabilities contingent or otherwise, of the Company or any of its Subsidiaries which are not reflected or disclosed on such audited statements other than obligations of the Company and its Subsidiaries incurred in the ordinary course of business (which shall be deemed to exclude acquisitions by the Company or any Subsidiary of the Company of the business or assets (including, without limitation stock) of any Person).

     (b) The Company, individually and together with the Guarantors, is Solvent and immediately after giving effect to each Loan and each other extension of credit contemplated by this Agreement and the execution of each Loan Document, will be Solvent.

     SECTION 4.04. Taxes. All assessed deficiencies resulting from Internal Revenue Service examinations of the federal income tax returns of the Company or any of its Subsidiaries have been discharged or reserved against in accordance with Generally Accepted Accounting Principles. The Company and each of its Subsidiaries has filed or caused to be filed all federal, state and local tax returns which are required to be filed, and has paid or has caused to be paid all taxes required to be paid by it and all assessments received by it, to the extent that such taxes have become due, except taxes which are being contested in good faith and which are reserved against in accordance with Generally Accepted Accounting Principles.

     SECTION 4.05. Title to Properties. The Company and each of its Subsidiaries has good title to their respective properties and assets, except for such properties and assets as have been disposed of since the date of such financial statements as no longer used or useful in the conduct of their respective businesses or as have been disposed of in the ordinary course of business, and all such properties and assets are free and clear of all Liens other than Permitted Liens.

     SECTION 4.06. Litigation. (a) There are no actions, suits or proceedings (whether or not purportedly on behalf of the Company or any of its Subsidiaries) pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries at law or in equity or before or by any Governmental Authority, which involve any of the transactions contemplated herein or which, if adversely determined against the Company or such Subsidiary, could reasonably be expected to result in a Material Adverse Effect; and (b) neither the Company nor any of its Subsidiaries is in default with respect to any judgment, writ, injunction, decree, rule or regulation of any Governmental Authority which could reasonably be expected to result in a Material Adverse Effect.

     SECTION 4.07. Agreements. Neither the Company nor any of its Subsidiaries is a party to any agreement or instrument or subject to any charter or other corporate restriction or any judgment, order, writ, injunction, decree or regulation which could reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party, which default could reasonably be expected to have a Material Adverse Effect.

     SECTION 4.08. Compliance with ERISA. Each Plan is in compliance with ERISA, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect; no Plan is insolvent or in reorganization, no Plan or Plans have an Unfunded Current Liability, and no Plan has an accumulated or waived funding deficiency; neither the Company, any Guarantor nor any ERISA Affiliate has incurred any liability to or on account of a Plan pursuant to
Section 515, 4062, 4063, 4064, 4201 or 4204 of ERISA or expects to incur any liability under any of the foregoing sections on account of the prior termination of participation in or contributions to any such Plan; no proceedings have been instituted to terminate any Plan; no condition exists which could reasonably be expected to present a risk to the Company, any Guarantor or any ERISA Affiliate of incurring a liability to or on account of a Plan pursuant to the foregoing provisions of ERISA and the Code; no lien imposed under the Code or ERISA on the assets of the Company, any Guarantor or any ERISA Affiliates exists or is likely to arise on account of any Plan and the Company and each Guarantor, as applicable, may terminate contributions to any other employee benefit plans maintained by it without incurring any material liability to any Person interested therein.


     SECTION 4.09. Federal Reserve Regulations; Use of Proceeds.

     (a) Neither the Company nor any of its Subsidiaries is engaged principally in, nor has as one of its important activities, the business of extending credit for the purpose of purchasing or carrying any "margin stock" (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System of the United States, as amended from time to time).

     (b) No part of the proceeds of any Loan and no other extension of credit hereunder will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, (i) to purchase or to carry margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock, or to refund indebtedness originally incurred for such purposes, or (ii) for any purpose which violates or is inconsistent with the provisions of Regulation T,U, or X of the Board of Governors of the Federal Reserve System.

     (c) The proceeds of each Loan, and each other extension of credit hereunder shall be used solely for the purposes permitted under Section 3.02.

     SECTION 4.10. Approvals. No registration with or consent or approval of, or other action by, any Governmental Authority or any other Person is required in connection with the execution, delivery and performance of this Agreement by the Company or any of its Subsidiaries, or with the execution and delivery of other Loan Documents to which it is a party or, with respect to the Company, the borrowings and each other extension of credit hereunder.

     SECTION 4.11. Subsidiaries. Attached hereto as Schedule I is a correct and complete list of each of the Company's Subsidiaries as of the Closing Date showing as to each Subsidiary, its name, the jurisdiction of its incorporation, its shareholders or other owners of an interest in each Subsidiary and the number of outstanding shares or other ownership interest owned by each shareholder or other owner of an interest.

     SECTION 4.12. Hazardous Materials. The Company and each of its Subsidiaries are in compliance in all material respects with all applicable Environmental Laws and neither the Company nor any of its Subsidiaries has used Hazardous Materials on, from, or affecting any property now owned or occupied or previously owned or occupied by the Company or its Subsidiaries in any manner which violates in any material respects any applicable Environmental Law. To the Company's knowledge, no prior owner, tenant, subtenant, prior tenant or prior subtenant of any property formerly owned or occupied, or currently owned by the Company, has used Hazardous Materials on, from, or affecting such property in any manner which violates any applicable Environmental Law.

     SECTION 4.13. Investment Company Act. Neither the Company nor any of its Subsidiaries is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

     SECTION 4.14. Security Agreement. The Security Agreement shall, pursuant to its terms, constitute a valid and continuing lien on and security interest in the collateral referred to in such Security Agreement in favor of the Bank, which shall be prior to all other Liens, claims and rights of all other Persons in such collateral.

     SECTION 4.15. No Default. No Default or Event of Default has occurred and is continuing.

     SECTION 4.16. Material  Contracts.  All Material Contracts are disclosed on
Schedule V hereto. Each such Material Contract is in full force and effect and is binding upon and enforceable against the Company and any Guarantor, in each case, to the extent they are a party thereto, and, to the Company's knowledge, all other parties thereto in accordance with its terms, and there exists no default under any Material Contract by the Company or any Guarantor or, to the knowledge of the Company, by any other party thereto, which has not been fully cured or waived which default could reasonably be expected to have a Material Adverse Effect.

     SECTION 4.17. Permits and Licenses. The Company and each of its Subsidiaries each has all permits, licenses, certifications, authorizations and approvals required for it lawfully to own and operate their respective businesses, except those the failure of which to have could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     SECTION 4.18. Compliance with Law. The Company and each of its Subsidiaries are each in compliance, with all laws, rules, regulations, orders and decrees which are applicable to the Company or any of its Subsidiaries, or to any of their respective properties, except where the failure to comply could not reasonably be expected to have a Material Adverse Effect.

     SECTION 4.19. Disclosure. Neither this Agreement, any other Loan Document, nor any other document, certificate or written statement furnished to the Bank by or on behalf of the Company or any of its Subsidiaries for use in connection with the transactions contemplated by this Agreement contains any untrue statement of material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which they were made.

                                   ARTICLE V
                             CONDITIONS OF LENDING

     SECTION 5.01. Conditions to Initial Extension of Credit. The obligation of the Bank to make its initial Loan hereunder is subject to the following conditions precedent:

     (a) Note. On or prior to the Closing Date, the Bank shall have received the Revolving Credit Note duly executed by the Company.

     (b) Guaranty. On or prior to the Closing Date, the Bank shall have received a Guaranty duly executed by each Guarantor.

     (c) Security Agreement. On or prior to the Closing Date, the Bank shall have received the Security Agreement duly executed by the Company and each Guarantor.

     (d) Opinion of Counsel. On or prior to the Closing Date, the Bank shall have received a written opinion of counsel for the Company and the Guarantors dated the Closing Date and addressed to the Bank, substantially in the form of Exhibit D attached hereto.

     (e) Supporting Documents. On or prior to the Closing Date, the Bank shall have received (i) a certificate of good standing for the Company and each Guarantor from the secretary of state of the states of their organizational jurisdiction dated as of a recent date; (ii) certified copies of the charter documents of the Company and each Guarantor, (iii) a certificate of an authorized officer of the Company and each Guarantor dated the Closing Date and certifying: (x) that the charter documents of such Person have not been amended since the date of their certification (or if there has been any such amendment, attaching a certified copy thereof); (y) that attached thereto is a true and complete copy of resolutions adopted by the Board of Directors of the Company and each Guarantor, as applicable, authorizing the execution, delivery and performance of each Loan Document to which it is a party and, with respect to the Company, the borrowings and other extensions of credit hereunder; and (z) the incumbency and specimen signature of each officer of the Company and of each officer of each Guarantor executing each Loan Document to which the Company or each Guarantor is a party and any certificates or instruments furnished pursuant hereto or thereto, and a certification by another officer of the Company and each Guarantor as to the incumbency and signature of the Secretary or Assistant Secretary of the Company and each Guarantor; and (iv) such other documents as the Bank may reasonably request.

     (f) Insurance. On or prior to the Closing Date, the Bank shall have received a certificate or certificates of insurance from an independent insurance broker or brokers confirming the insurance required to be maintained pursuant to Section 6.01 hereof, and evidence that the Bank has been named loss payee and additional insured with respect to each policy of such insurance.

     (g) Assets Free from Liens. Prior to the Closing Date, the Bank shall have received UCC-1 financing statement, tax and judgment lien searches evidencing that the Company's and each Guarantor's accounts receivable, inventory, equipment and all other assets of the Company and each Guarantor are free and clear of all Liens except Permitted Liens.

     (h) Fees and Expenses. On or prior to the Closing Date, the Bank shall have received the fees payable on the Closing Date pursuant to Section 3.04(b) and reimbursement of expenses in accordance with Section 9.03(b).

     (i) No Litigation. There shall exist no action, suit, investigation, litigation or proceeding affecting the Company or any Guarantor pending or, to the knowledge of the Company, threatened before any court, governmental agency or arbiter that could reasonably be expected to be adversely determined against the Company or any Guarantor and, if so adversely determined, could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

     (j) Consents and Approvals. All governmental and third party consents and approvals necessary in connection with the transactions contemplated by this Agreement and the other Loan Documents shall have been obtained (without the imposition of any conditions that are not acceptable to the Bank) and shall remain in effect, and no law or regulation shall be applicable in the judgment of the Bank that imposes materially adverse conditions upon the transactions contemplated hereby.

     (k) No Material Adverse Changes. There shall not have occurred any material adverse change in the business, operations, properties, prospects or condition (financial or otherwise) of the Company or the Guarantors since November 30, 2001.

     (l) Material Contracts. The Bank shall have received a copy of each Material Contract and shall be satisfied with the form and substance of each thereof.

     (m) Due Diligence. The Bank shall have completed its due diligence with respect to the Company and each Guarantor including, without limitation, bank checkings, trade checkings, customer checkings and litigation checkings and the Bank shall be satisfied with the results thereof.

     (n) Officer's Certificate. On the Closing Date, the Bank shall have received a certificate dated the Closing Date, executed by an Executive Officer confirming compliance with the conditions set forth in clauses (a), (b) and (c) of Section 5.02.

     (o) Financial Statements. The Bank shall have received, with respect to the Company and its Subsidiaries on a consolidated basis, the management-prepared financial statements (including balance sheets, income statements and statements of cash flows) for the fiscal quarter ended November 30, 2001, which statements shall have been prepared in good faith by the management of the Company based on reasonable assumptions, and the Bank shall have been satisfied with the form and substance thereof.

     (p) Landlord Waivers. The Bank shall have received on or prior to the Closing Date landlord waivers required pursuant to the Security Agreement.

     (q) Credit References. The Bank shall have received and reviewed credit references from the Company's suppliers representing at least 60% of the Company's accounts payable, and the Bank shall be satisfied with the results thereof.

     (r) Other Information, Documentation. The Bank shall have received such other and further information and documentation as it may reasonably require, including, but not limited to, any information or documentation relating to compliance by the Company and each of its Subsidiaries with the requirements of all Environmental Laws.

     (s) Completion of Proceedings. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by the Loan Documents, shall be reasonably satisfactory in form and substance to the Bank, and its counsel.

     SECTION 5.02. Conditions to All Extensions of Credit. The obligation of the Bank to make each Loan hereunder, including, without limitation, the initial Loan, is subject to the conditions precedent set forth in Section 5.01 and the following conditions precedent:

     (a) Representations and Warranties. The representations and warranties by the Company and each of its Subsidiaries pursuant to this Agreement and the other Loan Documents to which each is a party shall be true and correct in all material respects on and as of the Borrowing Date with the same effect as though such representations and warranties had been made on and as of such date unless such representation is as of a specific date, in which case, as of such date.

     (b) No Default. No Default or Event of Default shall have occurred and be continuing on the Borrowing Date or will result after giving effect to the Loan requested.

     (c) Notice of Borrowing. The Bank shall have received a Notice of Borrowing duly executed by an Executive Officer with respect to the requested Loan.

     (d) Availability. After giving effect to any requested Revolving Credit Loan, the outstanding principal amount of the Revolving Credit Loans shall not exceed the lesser of (i) the then current Borrowing Base and (ii) the Revolving Credit Commitment then in effect.

     Each borrowing hereunder shall constitute a representation and warranty of the Company that the statements contained in clauses (a), (b), (c) and (d) of
Section 5.02 are true and correct on and as of the Borrowing Date as though such representation and warranty had been made on and as of such date.

                                   ARTICLE VI
                             AFFIRMATIVE COVENANTS

     The Company covenants and agrees with the Bank that so long as the Commitments remain in effect, or any of the principal of or interest on the Note or any other Obligations hereunder shall be unpaid it will, and will cause each of its Subsidiaries to:

     SECTION 6.01. Existence, Properties, Insurance. Do or cause to be done all things necessary to preserve and keep in full force and effect its corporate, partnership or limited liability company existence, as applicable, rights and franchises and comply in all material respects with all laws applicable to it; at all times maintain, preserve and protect all franchises and trade names and preserve all of its property, in each case, used or useful in and material to the conduct of its business and keep the same in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, replacements, betterments and improvements thereto so that the business carried on in connection therewith may be properly and advantageously conducted in the ordinary course at all times; and at all times maintain insurance covering its assets and its businesses with financially sound and reputable insurance companies or associations in such amounts and against such risks (including, without limitation, hazard, business interruption, public liability and product liability) as are usually carried by companies engaged in the same or similar business. Each such policy of insurance of the Company and each Guarantor shall name the Bank as loss payee and additional insured thereof and shall provide for at least thirty (30) days' prior written notice to the Bank of any modification or cancellation of such policies. The Company shall provide to the Bank promptly upon receipt thereof evidence of the annual renewal of each such policy.

     SECTION 6.02. Payment of Indebtedness and Taxes. (a) Pay all indebtedness and obligations, now existing or hereafter arising, as and when due and payable, and (b) pay and discharge or cause to be paid and discharged promptly all taxes, assessments and government charges or levies imposed upon it or upon its income and profits, or upon any of its property, real, personal or mixed, or upon any part thereof, before the same shall become in default, as well as all lawful claims for labor, materials and supplies or otherwise which, if unpaid, might become a lien or charge upon such properties or any part thereof; provided, however, that neither the Company nor any Subsidiary of the Company shall be required to pay and discharge or cause to be paid and discharged any such tax, assessment, charge, levy or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings, and the Company or such Subsidiary, as the case may be, shall have set aside on its books adequate reserves determined in accordance with Generally Accepted Accounting Principles with respect to any such tax, assessment, charge, levy or claim so contested; further, provided that, subject to the foregoing proviso, the Company and each of its Subsidiaries will pay or cause to be paid all such taxes, assessments, charges, levies or claims upon the commencement of proceedings to foreclose any lien which has attached as security therefor.

     SECTION 6.03. Financial Statements, Reports, etc. Furnish to the Bank:

     (a) as soon as available, but in any event within 120 days after the end of each fiscal year of the Company, a copy of Company's Form 10K, as filed with the Securities and Exchange Commission, including the audited consolidated and consolidating balance sheet of the Company and its Subsidiaries as of the end of such year and the related audited consolidated statements of income, shareholders equity and cash flow for such year, setting forth in each case in comparative form the respective figures as of the end of and for the previous fiscal year, and accompanied by a report thereon of Grant Thornton LLP or other independent certified public accountants of recognized standing selected by the Company and satisfactory to the Bank (the "Auditor"), which report shall be unqualified, setting forth in comparative form the respective figures as of the end of and for the previous fiscal year and which support the financial statements delivered pursuant to clause (i), in each case of (i) and (ii) prepared in accordance with Generally Accepted Accounting Principles, applied on a consistent basis, and with respect to the statements referred to in clause
(ii) accompanied by a certificate to that effect executed by the Chief Financial Officer;

     (b) as soon as available, but in any event not later than 60 days after the end of each quarterly period of each fiscal year of the Company, a copy of the Company's Form 10Q, as filed with the Securities and Exchange Commission, including the unaudited interim consolidated and consolidating balance sheet of the Company and its Subsidiaries as of the end of each such quarter and the related unaudited interim consolidated and consolidating statements of income, shareholders equity and cash flow for such quarter and the portion of the fiscal year through such date and setting forth in each case in comparative form the respective figures for the corresponding date and period in the previous fiscal year, in each case prepared by the Chief Financial Officer in accordance with Generally Accepted Accounting Principles, applied on a consistent basis, and accompanied by a certificate to that effect executed by the Chief Financial Officer;

     (c) a certificate prepared and signed by the Auditor with each delivery required by clause (a), and a certificate prepared and signed by the Chief Financial Officer with each delivery required by (a) and (b), as to whether or not, as of the close of such preceding period and at all times during such preceding period, the Company or each of its Subsidiaries, as the case may be, was in compliance with all the provisions in this Agreement, showing computation of financial covenants and quantitative negative covenants, and if the Auditor or Chief Financial Officer, as the case may be, shall have obtained knowledge of any default in such compliance or notice of such default, it shall disclose in such certificate such default or defaults or notice thereof and the nature thereof, whether or not the same shall constitute a Default or an Event of Default hereunder;

     (d) at all times indicated in clause (a) above a copy of the management letter, if any, prepared by the Auditor;

     (e) as soon as available, and in any event within twenty (20) days of the end of each fiscal quarter, accounts receivable agings summaries of the Company, provided that in the event that the outstanding principal balance of the Revolving Credit Loans equals or exceed $4,000,000 at any time, the Company shall provide to the Bank monthly accounts receivables agings summaries, along with a monthly Borrowing Base Certificate, within twenty (20) days of month end;

     (f) promptly after filing thereof, copies of all regular and periodic financial information, proxy materials and other information and reports which the Company or any of its Subsidiaries shall file with the Securities and Exchange Commission;

     (g) promptly after submission to any government or regulatory agency, all documents and information furnished to such government or regulatory agency other than such documents and information prepared in the normal course of business and which could not reasonably be expected to result in any materially adverse action to be taken by such agency; and

     (h) promptly, from time to time, such other information regarding the operations, business affairs and condition (financial or otherwise) of the Company or any of its Subsidiaries as the Bank may reasonably request.

     SECTION 6.04. Books and Records; Access to Premises. (a) Keep adequate records and proper books of record and account in which complete entries will be made in a manner to enable the preparation of financial statements in accordance with Generally Accepted Accounting Principles, and which shall reflect all financial transactions of the Company and each of its Subsidiaries.

     (b) At any time, and from time to time permit the Bank or any agents or representatives thereof, to examine and make copies of and abstracts from the books and records of such information which the Bank deems is necessary or desirable (including, without limitation, the financial records of the Company and its Subsidiaries) and to visit the properties of the Company or any of its Subsidiaries and to discuss the affairs, finances and accounts of the Company or any of its Subsidiaries with any of their respective Executive Officers or the Company's independent accountants.

     SECTION 6.05. Notice of Adverse Change. Promptly notify the Bank in writing of (a) any change in the business or the operations of the Company or any Guarantor which could reasonably be expected to have a Material Adverse Effect, and (b) any information which indicates that any financial statements which are the subject of any representation contained in this Agreement, or which are furnished to the Bank pursuant to this Agreement, fail, in any material respect, to present fairly, as of the date thereof and for the period covered thereby, the financial condition and results of operations purported to be presented therein, disclosing the nature thereof.

     SECTION 6.06. Notice of Default. Promptly notify the Bank of any Default or Event of Default which shall have occurred, which notice shall include a written statement as to such occurrence, specifying the nature thereof and the action (if any) which is proposed to be taken with respect thereto.

     SECTION 6.07. Notice of Litigation. Promptly notify the Bank of any action, suit or proceeding at law or in equity or by or before any governmental instrumentality or other agency which, if adversely determined against the Company or any Subsidiary of the Company on the basis of the allegations and information set forth in the complaint or other notice of such action, suit or proceeding, or in the amendments thereof, if any, could reasonably be expected to have a Material Adverse Effect.

     SECTION 6.08. Notice of Default in Other Agreements. Promptly notify the Bank of any default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which the Company or any Subsidiary of the Company is a party which default could reasonably be expected to have a Material Adverse Effect.

     SECTION 6.09. Notice of ERISA Event. Promptly deliver to the Bank a certificate of the Chief Financial Officer of the Company setting forth details as to such occurrence and such action, if any, which a Company, any Guarantor or an ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed with or by the Company, any Guarantor, such ERISA Affiliate, the PBGC, a Plan participant or the Plan administrator, with respect thereto: that a Reportable Event has occurred with respect to a Plan, that an accumulated funding deficiency has been incurred or an application may be or has been made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section

412 of the Code with respect to a Plan, that a Plan has been or may be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA, that one or more Plans have an Unfunded Current Liability giving rise to a Lien under ERISA, that proceedings may be or have been instituted to terminate a Plan, that a proceeding has been instituted pursuant to Section 515 of ERISA to collect a delinquent contribution to a Plan, or that the Company, any Guarantor or any ERISA Affiliate will or may incur any liability (including any contingent or secondary liability) to or on account of the termination of or withdrawal from a Plan under Section 4062, 4063, 4064, 4201 or 4204 of ERISA. The Company will deliver to the Bank a complete copy of the annual report (Form
5500) of each Plan required to be filed with the Internal Revenue Service. In addition to any certificates or notices delivered to the Bank pursuant to the first sentence hereof, copies of annual reports and any other notices received by the Company required to be delivered to the Bank hereunder shall be delivered to the Bank no later than ten days after the later of the date such report or notice has been filed with the Internal Revenue Service or the PBGC, given to Plan participants or received by the Company or any Guarantor.

     SECTION 6.10. Notice of Environmental Law Violations. Promptly notify the Bank of the receipt of any notice of an action, suit, and proceeding before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, pending against the Company or any Subsidiary of the Company relating to any alleged violation of any Environmental Law which could reasonably be expected to have a Material Adverse Effect.

     SECTION 6.11. Notice Regarding Material Contracts. Promptly notify the Bank of (a) any termination, material amendment, material supplement or other material modification of any Material Contract and (b) the occurrence of a default by the Company or any Guarantor, or by any party to any Material Contract of which the Company is aware.

     SECTION 6.12. Compliance with Applicable Laws. Comply with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority, the breach of which could reasonably be expected to have a Material Adverse Effect.

     SECTION 6.13. Environmental Laws. Comply in all material respects with the requirements of all Environmental Laws, provide to the Bank all documentation in connection with such compliance that the Bank may reasonably request, and defend, indemnify, and hold harmless the Bank and its respective employees,
agents,  officers,  and  directors,   from  and  against  any  claims,  demands,
penalties, fines, liabilities, settlements, damages, costs, or expenses of whatever kind or nature, known or unknown, contingent or otherwise, arising out of, or in any way related to, (a) the presence, disposal, or release of any Hazardous Materials on any property at any time owned or occupied by the Company or any Subsidiary of the Company; (b) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to such Hazardous Materials; (c) any lawsuit brought or threatened, settlement reached, or government order relating to such Hazardous Materials, and/or (d) any violation of applicable Environmental Laws, including, without limitation, reasonable attorney and consultant fees, investigation and laboratory fees, court costs, and litigation expenses.

     SECTION 6.14. Subsidiaries. Give the Bank prompt written notice of the creation, establishment or acquisition, in any manner, of any Subsidiary of the Company not existing on the Closing Date and cause each such Subsidiary to execute a Guaranty and such Security Documents that the Lender shall require, including, but not limited to, a Security Agreement, concurrently with the creation, establishment or acquisition of such Subsidiary and, concurrently with the delivery of each Security Document and Guaranty pursuant to this Section 6.14, provide to the Bank the supporting documents identified in clauses (i),
(ii), and (iii) of Section 5.01(e) in each case with respect to such Subsidiary; together with a favorable written opinion of counsel to such Subsidiary addressed to the Bank, in the form attached hereto as Exhibit D with respect to such Subsidiary and with respect to the documents required to be executed by such Subsidiary pursuant to this Section 6.14. Notwithstanding anything to the contrary herein, Viromedics, Inc., a Delaware corporation, shall not be required to execute a Guaranty and Security Agreement and deliver the documents described in this Section 6.14, until such time that it shall no longer be an Inactive Subsidiary.

     SECTION 6.15. Deposit Account. Maintain a deposit account at the offices of the Bank.

                                  ARTICLE VII
                               NEGATIVE COVENANTS

     The Company covenants and agrees with the Bank that so long as the Commitments remain in effect or any of the principal of or interest on any Note or any other Obligations hereunder shall be unpaid, it will not, and will not cause or permit any Subsidiary of the Company, directly or indirectly, to:

     SECTION 7.01. Liens. Incur, create, assume or suffer to exist any Lien on any of their respective assets now or hereafter owned, other than:

     (a) Liens existing on the date hereof as set forth on Schedule II attached hereto including any renewals or extensions thereof; provided that no such Lien is extended to cover any additional property and that the amount of Indebtedness secured thereby is not increased;

     (b) Liens for taxes, assessments or other governmental charges or levies not yet delinquent or which are being contested in good faith by appropriate proceedings, provided, however, that adequate reserves with respect thereto are maintained on the books of the Company or its Subsidiaries in accordance with Generally Accepted Accounting Principles;

     (c) Carriers', warehousemens', mechanics', suppliers' or other like Liens arising in the ordinary course of business and not overdue for a period of more than 30 days or which are being contested in good faith by appropriate proceedings in a manner which will not jeopardize or diminish the interest of the Bank in any of the collateral subject to the Security Documents;

     (d) Liens incurred or deposits to secure the performance of tenders, bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety, performance and appeal bonds, and other obligations of similar nature incurred in the ordinary course of business;

     (e) Easements, rights of way, restrictions and other similar charges or encumbrances which in the aggregate do not interfere in any material respect with the occupation, use and enjoyment by the Company or any of its Subsidiaries of the property or assets encumbered thereby in the normal course of their respective business or materially impair the value of the property subject thereto;

     (f) Deposits under workmen's compensation, unemployment insurance and social security laws;

     (g) Liens granted to the Bank under this Agreement or any other Loan Document;

     (h) Purchase money liens for fixed assets including obligations with respect to Capital Leases; provided in each case (i) no Default or Event of Default shall have occurred and be continuing or shall occur after giving effect to such lien, (ii) such purchase money lien does not exceed 100% of the purchase price of, and encumbers only, the property acquired, and (iii) such purchase money Lien does not secure any Indebtedness other than in respect of the purchase price of the asset acquired; and

     (i) Liens with respect to the real property and improvements located at 180 Linden Avenue, Westbury, New York securing the Indebtedness described in Section 7.02(g) below.

     SECTION 7.02. Indebtedness. Incur, create, assume or suffer to exist or otherwise become liable in respect of any Indebtedness, other than:

     (a) Indebtedness incurred prior to the date hereof as described in Schedule III attached hereto, including any renewals or extensions thereof; provided such renewal or extension does not result in an increase in the aggregate principal amount of such Indebtedness;

     (b) Indebtedness to the Bank under this Agreement, the Note or any other Loan Document;

     (c) Indebtedness for trade payables incurred in the ordinary course of business; provided such payables shall be paid or discharged when due;

     (d)  Indebtedness  consisting of guarantees  permitted  pursuant to Section
7.03;

     (e) Subordinated Indebtedness; provided, however, that no Default or Event of Default shall have occurred and be continuing or would occur after giving effect to the incurrence of such Subordinated Indebtedness;

     (f) Indebtedness secured by purchase money liens as permitted under Section 7.01(h); provided such Indebtedness incurred in any fiscal year of the Company shall not exceed $500,000, and, further, provided no Default or Event of Default shall have occurred and be continuing or would occur after giving effect to the incurrence of such Indebtedness;

     (g) Indebtedness owing by 180 Linden Avenue Corporation to the Empire State Development Corporation and the New York Business Development Corporation, with respect to the purchase of the premises located at 180 Linden Avenue, Westbury, New York, pursuant to: (i) that certain Loan Agreement dated as of January 9, 2002 between the Company, 180 Linden Avenue Corporation and New York State Urban Development Corporation d/b/a Empire State Development Corporation and (ii) that certain Promissory Note and Mortgage, each dated August 30, 2001, by 180 Linden Avenue Corporation to New York Business Development Corp., provided that the aggregate amount of such Indebtedness shall not exceed $1,132,230.12; and

     (h) Indebtedness in connection with any investment, joint venture or acquisition permitted by Section 7.06 hereto, provided that (i) no Event of Default has occurred and is continuing or would occur after giving effect to the incurrence of such Indebtedness (including, without limitation, a breach of any financial covenant set forth in Section 7.13 hereof) and (ii) such Indebtedness is and remains unsecured.

     SECTION 7.03. Guaranties. Guarantee, endorse, become surety for, or otherwise in any way become or be responsible for the Indebtedness or obligations of any Person, whether by agreement to maintain working capital or equity capital or otherwise maintain the net worth or solvency of any Person or by agreement to purchase the Indebtedness of any other Person, or agreement for the furnishing of funds, directly or indirectly, through the purchase of goods, supplies or services for the purpose of discharging the Indebtedness of any other Person or otherwise, or enter into or be a party to any contract for the purchase of merchandise, materials, supplies or other property if such contract provides that payment for such merchandise, materials, supplies or other property shall be made regardless of whether delivery of such merchandise, supplies or other property is ever made or tendered except:

     (a) guaranties executed prior to the date hereof as described on Schedule IV attached hereto including any renewals or extension thereof, provided that the indebtedness or obligations therein guaranteed are not increased;

     (b) endorsements of negotiable instruments for collection or deposit in the ordinary course of business;

     (c) guaranties of any Indebtedness under this Agreement or any other Loan Document;

     (d)  guaranties by the Company of any  Indebtedness  permitted  pursuant to
Section 7.02 hereof of its Subsidiaries or guaranties by any of the Company's Subsidiaries of such Indebtedness of the Company, provided that the aggregate amount of all Indebtedness secured by such guaranties (but not including the Indebtedness described in Section 7.02(g) hereof), plus all investments, joint venture and acquisitions (as permitted pursuant to Section 7.06 hereof), shall not exceed $3,000,000 during the term of this Agreement.

     SECTION 7.04. Sale of Assets. Sell, assign, lease, transfer or otherwise dispose of any of their now owned or hereafter acquired respective properties and assets, whether or not pursuant to an order of a federal agency or commission, except for (a) the sale of inventory disposed of in the ordinary course of business and (b) so long as no Event of Default shall have occurred and is continuing or would occur as a result thereof, the sale or other disposition of properties or assets no longer used or useful in the conduct of their respective businesses.

     SECTION 7.05. Sales of Receivables. Sell, transfer, discount or otherwise dispose of notes, accounts receivable or other obligations owing to the Company or any of its Subsidiaries, with or without recourse, except for collection in the ordinary course of business.

     SECTION 7.06. Loans and Investments. Make or commit to make any advance, loan, extension of credit, or capital contribution to, or purchase or hold beneficially any stock or other securities, or evidence of Indebtedness of, purchase or acquire all or a substantial part of the assets of, make or permit to exist any interest whatsoever in, any other Person except for (a) the ownership of stock of its Subsidiaries as existing as of the Closing Date, (b) Eligible Investments, and (c) investments, joint ventures or acquisitions of assets or stock, provided that the aggregate amount of all such investments, joint ventures, and acquisitions plus the aggregate amount of all Indebtedness incurred in connection with such investments, joint ventures and acquisitions as permitted pursuant to Section 7.02(h) hereof plus the aggregate amount of all Indebtedness secured by guaranties permitted pursuant to Section 7.03(d) hereof, shall not exceed $3,000,000 during the term of this Agreement. Notwithstanding anything to the contrary herein, no loans or investments shall be made to Viromedics, Inc., a Delaware corporation, at any time that it shall be an Inactive Subsidiary.

     SECTION 7.07. Nature of Business. Change or alter, in any material respect, the nature of its business from the nature of the business engaged in by it on the date hereof.

     SECTION 7.08. Sale and Leaseback. Enter into any arrangement, directly or indirectly, with any Person whereby it shall sell or transfer any property, whether real or personal, used or useful in its business, whether now owned or hereafter acquired, of it or any of its Subsidiaries, if at the time of such sale or disposition it intends to lease or otherwise acquire the right to use or possess (except by purchase) such property or like property for a substantially similar purpose.

     SECTION 7.09. Federal Reserve Regulations. Permit any Loan or the proceeds of any Loan to be used for any purpose which violates or is inconsistent with the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System.

     SECTION 7.10. Accounting Policies and Procedures. Permit any change in the accounting policies and procedures of the Company or any of its Subsidiaries, including a change in fiscal year, provided, however, that any policy or procedure required to be changed by the Financial Accounting Standards Board (or other board or committee thereof) in order to comply with Generally Accepted Accounting Principles may be so changed.

     SECTION 7.11. Hazardous Materials. Cause or permit any of its properties to be used to generate, manufacture, refine, transport, treat, store, handle, dispose of, transfer, produce or process Hazardous Materials, except in compliance with all applicable federal, state and local laws or regulations, or cause or permit, as a result of any intentional or negligent act or omission on the part of the Company or any of its Subsidiaries, a release of Hazardous Materials onto such property or onto any other property.

     SECTION 7.12. Limitations on Fundamental Changes, Limitations on Consideration. Merge or consolidate with, or sell, assign, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now or hereafter acquired) to, any Person, acquire all of the stock or all or substantially all of the assets or the business of any Person or liquidate, wind up or dissolve or suffer any liquidation or dissolution; provided that a Subsidiary may merge or consolidate with and into the Company.

     SECTION 7.13. Financial Condition Covenants.

     (a) Leverage Ratio. Permit the ratio of Consolidated Funded Debt to Consolidated EBITDA to be greater than the 2.25:1.00, at the end of any fiscal quarter.

     (b) Interest Coverage Ratio. Permit the ratio of Consolidated EBIT to Consolidated Interest Expense to be less than 5.00:1.00, at the end of any fiscal quarter.

     (c) Consolidated Tangible Net Worth. Permit Consolidated Tangible Net Worth to be less than the amount set forth below opposite the applicable fiscal quarter:

Fiscal Quarter Ending           Consolidated Tangible Net Worth
---------------------           -------------------------------
February 28, 2002 and    $16,791,000 (the "Reference Amount")
May 31, 2002

Each fiscal quarter      The  Reference  Amount plus 50% of  Consolidated  Net Income
thereafter               (but not net loss) for the period  commencing on the Closing
                         Date through and including the fiscal quarter then ended

     (d) Consolidated Net Income. Permit Consolidated Net Income to be less than $1.00, at the end of any fiscal quarter.

     (e) Capital Expenditures. Permit Capital Expenditures of the Company and its Subsidiaries, on a consolidated basis, to exceed $750,000, in the aggregate, in any twelve month period, as tested on a quarterly basis, all from the most recent four fiscal quarters then ended.

     SECTION 7.14. Subordinated Debt. (a) Directly or indirectly prepay, defease, purchase or redeem any Subordinated Debt or (b) amend, supplement or otherwise modify any of the provisions governing such subordination, without the prior written consent of the Bank.

     SECTION 7.15. Dividends. Declare any dividend on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of stock of the Company or any of its Subsidiaries or any warrant to purchase any class of stock of the Company or any of its Subsidiaries, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash, securities or property or in obligations of the Company or any of its Subsidiaries or in any combination thereof (other than dividends payable solely in shares of its own common stock), or permit any Affiliate to make any payment on account of, or purchase or otherwise acquire, any shares of any class of the stock of the Company or any of its Subsidiaries or any warrant to purchase any class of stock of the Company or any of its Subsidiaries from any Person.

     SECTION 7.16. Transactions with Affiliates. Enter into any transaction, including, without limitation, the purchase, sale, or exchange of property or the rendering of any service, with any Affiliate, except in the ordinary course of, and pursuant to the reasonable requirements of, the Company's or any of its Subsidiaries' business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than they would obtain in a comparable arms-length transaction with a Person not an Affiliate.

     SECTION 7.17. Impairment of Security Interest. Take or omit to take any action which could reasonably be expected to have the result of impairing the security interest in any property subject to a security interest in favor of the Bank or grant to any person any interest whatsoever in any property which is subject to a security interest in favor of the Bank.

     SECTION 7.18. Inactive Subsidiary. Permit Viromedics, Inc., a Delaware corporation to cease to be an Inactive Subsidiary, except as a result of a merger or dissolution thereof as permitted hereby.

                                  ARTICLE VIII
                               EVENTS OF DEFAULT

     SECTION 8.01. Events of Default. In the case of the happening of any of the following events (each an "Event of Default"):

     (a) failure to pay (i) the principal of, or interest on, any Loan, as and when due and payable or (ii) any fee or other amount (other than interest on any Loan) due under this Agreement, within five days after the same becomes due and payable;

     (b) default shall be made in the due observance or performance of any covenant, condition or agreement of the Company or any of its Subsidiaries (other than those specified in clause (a) of this Section 8.01) to be performed
(i) pursuant to Article 6 of this Agreement (other than Section 6.03 and Section 6.04(b) thereof) and in the case of this subclause (i) only such default shall continue unremedied for a period of ten (10) consecutive days or (ii) pursuant to any other provision of this Agreement or any other Loan Document;

     (c) any representation or warranty made or deemed made in this Agreement or any other Loan Document shall prove to be false or misleading in any material respect when made or given or when deemed made or given;

     (d) any report, certificate, financial statement or other instrument furnished in connection with this Agreement or any other Loan Document or the borrowings hereunder, shall prove to be false or misleading in any material respect when made or given or when deemed made or given;

     (e) default in the performance or compliance in respect of any agreement or condition relating to any Indebtedness of the Company or any of its Subsidiaries in excess of $500,000, individually or in the aggregate (other than the Note), if the effect of such default is to accelerate the maturity of such Indebtedness or to permit the holder or obligee thereof (or a trustee on behalf of such holder or obligee) to cause such Indebtedness to become due prior to the stated maturity thereof, or, any such Indebtedness shall not be paid when due;

     (f) the Company or any of its Subsidiaries shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code or any other federal or state bankruptcy, insolvency or similar law,
(ii) consent to the institution of, or fail to controvert in a timely and appropriate manner, any such proceeding or the filing of any such petition,
(iii) apply for or consent to the employment of a receiver, trustee, custodian, sequestrator or similar official for the Company or any of its Subsidiaries or for a substantial part of its property; (iv) file an answer admitting the material allegations of a petition filed against it in such proceeding, (v) make a general assignment for the benefit of creditors, (vi) take corporate action for the purpose of effecting any of the foregoing; or(vii) become unable or admit in writing its inability or fail generally to pay its debts as they become due;

     (g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of the Company or any of its Subsidiaries or of a substantial part of their respective property, under Title 11 of the United States Code or any other federal or state bankruptcy insolvency or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator or similar official for the Company or any of its Subsidiaries or for a substantial part of their property, or (iii) the winding-up or liquidation of the Company or any of its Subsidiaries and such proceeding or petition shall continue undismissed for 30 days or an order or decree approving or ordering any of the foregoing shall continue unstayed and in effect for 30 days;

     (h) one or more orders, judgments or decrees for the payment of money in excess of $500,000 in the aggregate shall be rendered against the Company or any of its Subsidiaries and the same shall not have been paid in accordance with such judgment, order or decree or settlement and either (i) an enforcement proceeding shall have been commenced by any creditor upon such judgment, order or decree, or (ii) there shall have been a period of thirty (30) days during which a stay of enforcement of such judgment, order or decree, by reason of pending appeal or otherwise, was not in effect;

     (i) any Plan shall fail to maintain the minimum funding standard required for any Plan year or part thereof or a waiver of such standard or extension of any amortization period is applied for or granted under Section 412 of the Code, any Plan is terminated by the Company or any ERISA Affiliate or the subject of termination proceedings under ERISA, any Plan shall have an Unfunded Current Liability, a Reportable Event shall have occurred with respect to a Plan or the Company, any of its Subsidiaries or any ERISA Affiliate shall have incurred a liability to or on account of a Plan under Section 515, 4062, 4063, 4201 or 4204 of ERISA, and there shall result from any such event or events the imposition of a lien upon the assets of the Company or any of its Subsidiaries or the granting of a security interest on such assets, or a liability to the PBGC or a Plan or a trustee appointed under ERISA or a penalty under Section 4971 of the Code;

     (j) any material provision of any Loan Document shall for any reason cease to be in full force and effect in accordance with its terms or the Company or any of its Subsidiaries shall so assert in writing;

     (k) a Change of Control shall have occurred;

     (l) any material or adverse change in the financial condition of the Company or of the Company and its Subsidiaries, taken as a whole, shall have occurred; or

     (m) any of the Liens purported to be granted pursuant to any Security Document shall fail or cease for any reason to be legal, valid and enforceable liens on the collateral purported to be covered thereby or shall fail or cease to have the priority purported to be created thereby;

then, at any time thereafter during the continuance of any such event, the Bank may, in its sole discretion, by written or telephonic notice to the Company, take either or both of the following actions, at the same or different times,
(a) terminate the Commitments and (b) declare (i) the Note, both as to principal and interest, and (ii) all other Obligations, to be forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the Note to the contrary notwithstanding; provided, however, that if an event specified in
Section 8.01(f) or (g) shall have occurred, the Commitments shall automatically terminate and interest, principal and amounts referred to in the preceding clauses (i), (ii), and (iii) shall be immediately due and payable without presentment, demand, protest, or other notice of any kind, all of which are expressly waived, anything contained herein or in the Note to the contrary notwithstanding.


                                   ARTICLE IX
                                 MISCELLANEOUS

     SECTION 9.01. Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including telecopy), and unless otherwise expressly provided herein, shall be conclusively deemed to have been received by a party hereto and to be effective on the day on which delivered by hand to such party or one Business Day after being sent by overnight mail to the address set forth below, or, in the case of telecopy notice, when acknowledged as received, or if sent by registered or certified mail, three (3) Business Days after the day on which mailed in the United States, addressed to such party at such address:

(a)     if to the Bank, at

        Fleet National Bank
        300 Broad Hollow Road
        Melville, New York 11747
        Attention: Jeffrey A. Morris, Senior Vice President
        Telecopy: 631-547-7701

(b)     if to the Company, at

        Vasomedical, Inc.
        180 Linden Avenue
        Westbury, New York 11590
        Attention:      Joseph A. Giacolone, Chief Financial Officer
        Telecopy:       (516) 997-2299

With a copy to

        Blau, Kramer, Wactlar & Lieberman, P.C.
        100 Jericho Quadrangle
        Jericho, New York 11753
        Attention:      David Lieberman, Esq.
        Telecopy:       (516) 824-4824


                                    - and -

     (c) as to each such party at such other address as such party shall have designated to the other in a written notice complying as to delivery with the provisions of this Section 9.01.

     SECTION 9.02. Effectiveness; Survival. This Agreement shall become effective on the date on which all parties hereto shall have signed a counterpart copy hereof and shall have delivered the same to the Bank. All representations and warranties made herein and in the other Loan Documents and in the certificates delivered pursuant hereto or thereto shall survive the making by the Bank of the Loans as herein contemplated and the execution and delivery to the Bank of the Note evidencing the Loans and shall continue in full force and effect so long as the Obligations hereunder are outstanding and unpaid and the Commitments are in effect. The obligations of the Company pursuant to
Section 3.07, Section 3.08, Section 3.10 and Section 9.03 shall survive termination of this Agreement and payment of the Obligations.

     SECTION 9.03. Expenses. The Company agrees (a) to indemnify, defend and hold harmless the Bank and its officers, directors, employees, and affiliates (each, an "indemnified person") from and against any and all losses, claims, damages, liabilities or judgments to which any such indemnified person may be subject and arising out of or in connection with the Loan Documents, the financings contemplated hereby, the use of any proceeds of such financings or any related transaction or any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any of such indemnified persons is a party thereto, and to reimburse each of such indemnified persons upon demand for any reasonable, legal or other expenses incurred in connection with the investigation or defending any of the foregoing; provided that the foregoing indemnity will not, as to any indemnified person, apply to losses, claims, damages, liabilities, judgments or related expenses to the extent arising from the wilful misconduct or gross negligence of such indemnified person, (b) to pay or reimburse the Bank, on demand, for all expenses of the Bank in connection with the preparation, administration, default, collection, waiver or amendment of the loan terms or any other provisions herein or any other Loan Document, and any other documents prepared in connection herewith or therewith, or in connection with the Bank's exercise, preservation or enforcement of any of its rights, remedies or options under this Agreement, or the other Loan Documents, and any other documents prepared in connection herewith or therewith, including, without limitation, fees of outside legal counsel (including, without limitation, Farrell Fritz, P.C.) or the allocated costs of in-house counsel, accounting, consulting, brokerage or other similar professional fees or expenses, and any fees or expenses associated with travel or other costs relating to any appraisals or examinations conducted in connection with the Loan or any collateral therefor, and the amount of all such expenses shall, until paid, bear interest at the rate applicable to principal hereunder (including any default rate) and be an Obligation secured by any collateral. Notwithstanding anything to the contrary herein, the fees of Farrell Fritz, P.C. with respect to the drafting, negotiating and review of the documents and agreements in connection with the closing of the transactions contemplated by this Agreement, incurred on or before the Closing Date, shall not exceed $35,000.

     SECTION 9.04. Successors and Assigns; Participations.

     (a) This Agreement shall be binding upon and inure to the benefit of the Company, the Bank, all future holders of the Note and their respective successors and assigns, except that the Company may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Bank.

     (b) The Bank reserves the right to sell participations in or to sell and assign its rights, duties or obligations with respect to the Loans or the Commitments to such banks, lending institutions or other parties as it may choose and without the consent of the Company. The Bank may furnish any information concerning the Company or any of its Subsidiaries in its possession from time to time to any assignee or participant (or proposed assignee or participant). The Bank may at any time pledge or assign or grant a security interest in all or any part of its rights under this Agreement and its Note to a Federal Reserve Bank, provided that no such assignment shall release the transferor Bank from its Commitments or its obligations hereunder or substitute any such pledgee or assignee for the Bank as a party to this Agreement.

     (b) The Bank shall have the unrestricted right at any time and from time to time, and without the consent of or notice to the Company or any Guarantor, to grant to one or more banks or other financial institutions (each a
"Participant") participating interests in any Loan, the Note or any other interest of the Bank hereunder. In the event of any such sale by the Bank of participating interests to a Participant, whether or not upon notice to the Company, the Bank's obligations under this Agreement shall remain unchanged, the Bank shall remain solely responsible for the performance thereof, the Bank shall remain the holder of the Note for all purposes under this Agreement, and the Company shall continue to deal solely and directly with the Bank in connection with the Bank's rights and obligations under this Agreement. The Company agrees that each Participant shall be entitled to the benefits of Sections 3.07, 3.08 and 3.09 with respect to its participation in the Commitments and in the Loans outstanding from time to time; provided, however, that no Participant shall be entitled to receive any greater amount pursuant to such sections than the Bank would have been entitled to receive in respect of the amount of the participation transferred by the Bank to such Participant had no such transfer occurred. The Bank may furnish any information concerning the Company in its possession from time to time to prospective Participants, provided that the Bank shall require any such prospective Participant to agree in writing to maintain the confidentiality of such information.

     (c) The Bank shall have the unrestricted right at any time or from time to time, and without the Company's or any Guarantor's consent, to assign all or any portion of its rights and obligations hereunder to one or more banks or other financial institution (each, an "Assignee"), and the Company and each Guarantor agrees that it shall execute, or cause to be executed, such documents, including, without limitation, amendments to this Agreement and to any other Loan Documents as the Bank shall deem necessary to effect the foregoing. In addition, at the request of the Bank and any such Assignee, the Company shall issue one or more new promissory notes, as applicable, to any such Assignee and, if the Bank has retained any of the Loans and Commitment hereunder following such assignment, to the Bank, which new promissory notes shall be issued in replacement of, but not in discharge of, the liability evidenced by the Notes prior to such assignment and shall reflect the amount of the respective Commitment and Loans held by such Assignee and the Bank after giving effect to such assignment. Upon the execution and delivery of appropriate assignment documentation, amendments and any other documentation required by the Bank in connection with such assignment, and the payment by the Assignee of the purchase price agreed to by the Bank, such Assignee shall be a party to the Agreement and the other Loan Documents and shall have all of the rights and obligations of the Bank hereunder and thereunder to the extent that such rights and obligations have been assigned by the Bank pursuant to the assignment documentation between the Bank and such Assignee, and the Bank shall be released from its obligations hereunder and thereunder to a corresponding extent (and, in the case of an assignment and acceptance agreement covering all or the remaining portion of the Bank's rights and obligations under this Agreement, the Bank shall cease to be a party hereto except as to Sections 3.07, 3.08, 3.09 and 9.03 for the period prior to the effective date). The Bank may furnish any information concerning the Company in its possession from time to time to prospective Assignees, provided that the Bank shall require any such prospective Assignee to agree in writing to maintain the confidentiality of such information.

     (d) The Bank may at any time pledge or assign or grant a security interest in all or any part of its rights under this Agreement and the other Loan Documents, including any portion of its Note, to any of the twelve (12) Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C.
Section 341, provided that no such assignment shall release the Bank from its Commitment or its obligations hereunder or substitute any such pledgee or assignee for the Bank as a party to this Agreement.

     SECTION 9.05. No Waiver; Cumulative Remedies. Neither any failure nor any delay on the part of the Bank in exercising any right, power or privilege hereunder or under any Note or any other Loan Document shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any other right, power or privilege. The rights, remedies, powers and privileges herein provided or provided in the other Loan Documents are cumulative and not exclusive of any rights, remedies powers and privileges provided by law.

     SECTION 9.06. APPLICABLE LAW. THIS AGREEMENT AND THE NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OR CHOICE OF LAW.

     SECTION 9.07. SUBMISSION TO JURISDICTION; JURY WAIVER. THE COMPANY HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY FEDERAL OR STATE COURT IN THE STATE OF NEW YORK, COUNTY OF NEW YORK, COUNTY OF QUEENS OR COUNTY OF NASSAU IN ANY ACTION, SUIT OR PROCEEDING BROUGHT AGAINST IT AND RELATED TO OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, AND TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE COMPANY HEREBY WAIVES AND AGREES NOT TO ASSERT BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE, IN ANY SUCH SUIT, ACTION OR PROCEEDING ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH FEDERAL OR

STATE COURTS, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER, OR THAT THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY OTHER DOCUMENT OR INSTRUMENT REFERRED TO HEREIN OR THEREIN OR THE SUBJECT MATTER HEREOF THEREOF MAY NOT BE LITIGATED IN OR BY SUCH FEDERAL OR STATE COURTS. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE COMPANY AGREES NOT TO ASSERT ANY COUNTERCLAIM IN ANY SUCH SUIT, ACTION OR PROCEEDING COMPANY AGREES THAT SERVICE OF PROCESS MAY BE MADE UPON IT BY CERTIFIED OR REGISTERED MAIL TO THE ADDRESS FOR NOTICES SET FORTH IN THIS AGREEMENT OR ANY METHOD AUTHORIZED BY THE LAWS OF NEW YORK. THE COMPANY AND THE BANK EACH MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, THE NOTE OR ANY OTHER LOAN DOCUMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY, INCLUDING, WITHOUT LIMITATION, ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS OR ACTIONS OF THE BANK RELATING TO THE ADMINISTRATION OF THE LOAN OR ENFORCEMENT OF THE LOAN DOCUMENTS, AND AGREE THAT NEITHER PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. EXCEPT AS PROHIBITED BY LAW, THE COMPANY HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL
DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. THE COMPANY CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE BANK HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE BANK WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR THE BANK TO ENTER INTO THIS AGREEMENT AND TO MAKE THE LOANS.

     SECTION 9.08. Severability. In case any one or more of the provisions contained in this Agreement, any Note or any other Loan Document should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby.

     SECTION 9.09. Right of Setoff. The Company and each Guarantor hereby grant to the Bank, a continuing lien, security interest and right of setoff as security for all liabilities and obligations to the Bank, whether now existing or hereafter arising, upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of the Bank or any entity under the control of FleetBoston Financial Corporation, its successors or assigns or in transit to any of them. At any time, without demand or notice, the Bank may setoff the same or any part thereof and apply the same to any liability or obligation of the Company or any Guarantor even though unmatured and regardless of the adequacy of any other collateral securing this Agreement. ANY AND ALL RIGHTS TO REQUIRE THE BANK TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THIS AGREEMENT, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF THE COMPANY OR THE GUARANTORS, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

     SECTION 9.10. Modification of Agreement. No modification, amendment or waiver of any provision of this Agreement or any Loan Document, nor consent to any departure by the Company or any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Bank and such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notices to or demand on the Company or any Guarantor in any case shall entitle the Company or the Guarantors, as the case may be, to any other or further notice or demand in the same, similar or other circumstances.

     SECTION 9.11. Lost Note. Upon receipt of an affidavit of an officer of the Bank as to the loss, theft, destruction or mutilation of the Note or any other document in connection herewith which is not of public record, and, in the case of any such loss, theft, destruction or mutilation, upon surrender and cancellation of the Note or any document in connection herewith, the Company will issue, in lieu thereof, a replacement Note or other document in the same principal amount thereof and otherwise of like tenor.

     SECTION 9.12. Integration. This Agreement and the other Loan Documents are intended by the parties as the final, complete and exclusive statement of the transactions evidenced hereby and thereby. All prior or contemporaneous promises, agreements and understandings whether oral or written, are deemed to be superceded by this Agreement and the other Loan Documents and no party is relying on any promise, agreement or understanding not set forth herein or therein.

     SECTION 9.13. Headings. Section headings used herein are for convenience of reference only and are not to affect the construction of or be taken into consideration in interpreting this Agreement.

     SECTION 9.14. Construction. This Agreement is the result of negotiations between, and has been reviewed by, each of the Company, the Bank and their respective counsel. Accordingly, this Agreement shall be deemed to be the product of each party hereto, and no ambiguity shall be construed in favor of or against either the Company or the Bank.

     SECTION 9.15. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, taken together, shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the Company and the Bank have caused this Agreement to be duly executed by their duly authorized officers, as of the day and year first above written.


                                VASOMEDICAL, INC.


                                By:     /s/
                                        -------------------------
                                Name:   Joseph A. Giacalone
                                Title:  Chief Financial Officer


                                FLEET NATIONAL BANK


                                By:     /s/
                                        -------------------------
                                Name:   Jeffrey A. Morris
                                Title:  Senior Vice President

                                                                       EXHIBIT A

                                    FORM OF
                             REVOLVING CREDIT NOTE

$15,000,000                                                  Uniondale, New York
                                                               February 21, 2002

     FOR VALUE RECEIVED, VASOMEDICAL, INC., a Delaware corporation (the "Company"), promises to pay to the order of FLEET NATIONAL BANK (the "Bank"), on or before the Revolving Credit Commitment Termination Date, the principal amount of FIFTEEN MILLION DOLLARS ($15,000,000) or, if less, the unpaid principal amount of all Revolving Credit Loans made by the Bank to the Company under the Credit Agreement referred to below.

     The Company also promises to pay interest on the unpaid principal amount hereof from the date hereof until paid in full at the rates and at the times which shall be determined, and to make principal repayments on this Note at the times which shall be determined, in accordance with the provisions of the Credit Agreement referred to below.

     This Note is the "Revolving Credit Note" referred to in the Credit Agreement dated as of February 21, 2002, by and between the Company and the Bank (as the same may be amended, modified or supplemented from time to time, the "Credit Agreement") and is issued pursuant to and entitled to the benefits of the Credit Agreement to which reference is hereby made for a more complete statement of the terms and conditions under which the Revolving Credit Loans evidenced hereby were made and are to be repaid. Capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement.

Each of the Bank and any subsequent holder of this Note agrees, by its acceptance hereof, that before transferring this Note it shall record the date, Type and amount of each Revolving Credit Loan and the date and amount of each payment or prepayment of principal of each Revolving Credit Loan previously made hereunder on the grid schedule annexed to this Note; provided, however, that the failure of the Bank or holder to set forth such Revolving Credit Loans, payments and other information on the attached grid schedule shall not in any manner affect the obligation of the Company to repay the Revolving Credit Loans made by the Bank in accordance with the terms of this Note.

     This Note is subject to  optional  and  mandatory  prepayments  pursuant to
Section 3.03 of the Credit Agreement.

     Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note together with all accrued but unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

     All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in immediately available funds at the office of Fleet National Bank, located at 300 Broad Hollow Road, Melville, New York 11747 or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Credit Agreement.

     No reference herein to the Credit Agreement and no provision of this Note or the Credit Agreement shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.

     The Company and endorsers of this Note waive presentment, diligence, demand, protest, and notice of any kind in connection with this Note.

     THIS NOTE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

     IN WITNESS WHEREOF, the Company has caused this Note to be executed and delivered by its duly authorized officer, as of the day and year and at the place first above written.


                                VASOMEDICAL, INC.


                                By:__________________________
                                Name:   Joseph A. Giacalone
                                Title:  Chief Financial Officer

                                    SCHEDULE


Date     Principal     Type                Applicable    Amount of      Notation
 of      Amount of      of     Interest     Interest     Principal        Made
Loan       Loan        Loan      Rate        Period        Paid            By
----     ---------     ----    --------    ----------    ---------      --------

                                                                       EXHIBIT B

                                    FORM OF
                               SECURITY AGREEMENT


     SECURITY AGREEMENT, dated as of February 21, 2002, by and among each of the entities identified on the signature page hereto under the heading "Grantor" (each a "Grantor" and, collectively, the "Grantors") and FLEET NATIONAL BANK (the "Secured Party").

                                    RECITALS

     A. VASOMEDICAL, INC., a Delaware corporation (the "Company") and the Secured Party have entered into a Credit Agreement, dated as of the date hereof (as the same may be hereafter amended, modified, restated or supplemented from time to time, the "Credit Agreement") pursuant to which the Company will receive loans and other financial accommodations from the Secured Party and will incur Obligations (as hereinafter defined).

     B. To induce the Secured Party to extend credit to the Company on and after the date hereof as provided in the Credit Agreement, each Grantor desires to grant the Secured Party security and assurance in order to secure the payment and performance of all Obligations and to that effect to grant the Secured Party a first priority perfected security interest in its assets and, in connection therewith, to execute and deliver this Agreement.

     Accordingly, the parties hereto hereby agree as follows:

                                  DEFINITIONS

     (a) Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Uniform Commercial Code as in effect in the State of New York (the "UCC").

     (b) Capitalized terms used herein and not otherwise defined shall have the following meanings:

     "Agreement": this Agreement and shall include all amendments, modifications and supplements hereto and shall refer to this Agreement as the same may be in effect at the time such reference becomes operative.

     "Business Day" the meaning assigned to such term in the Credit Agreement.

     "Collateral":  all personal property of each Grantor, wherever located, and
whether  now  owned  or  hereafter  acquired  or  arising,  including,   without
limitation, all:

          (i)  Accounts;

          (ii) Chattel paper, including Electronic Chattel Paper;

          (iii)Goods, including all Inventory and Equipment and any accessions thereto;

          (iv) Instruments, including Promissory Notes;

          (v)  Investment Property;

          (vi) Documents;

          (vii) Deposit Accounts;

          (viii) Commercial Tort Claims, if any, identified on Schedule A annexed hereto;

          (ix) Letter-of-Credit Rights;

          (x) General Intangibles, including Payment Intangibles and Software (but excluding any trademarks, trade names, copyrights, copyright applications, patents, patent applications, trade secrets and know-how);

          (xi) Supporting Obligations; and

          (xii)to the extent not listed above as original collateral, proceeds and products of the foregoing.

     "Default" the meaning assigned to such term in the Credit Agreement.

     "Event  of  Default"  the  meaning  assigned  to such  term  in the  Credit
Agreement.

     "Liens" the meaning assigned to such term in the Credit Agreement.

     "Loan Documents" the meaning assigned to such term in the Credit Agreement.

     "Loans" the meaning assigned to such term in the Credit Agreement.

     "Obligations" all obligations, liabilities and indebtedness of each Grantor to the Bank, whether now existing or hereafter created, absolute or contingent, direct or indirect, due or not, whether created directly or acquired by assignment or otherwise, arising under or relating to this Agreement or any other Loan Document to which it is a party (including, without limitation, with respect to the Company, all obligations, liabilities and indebtedness with respect to the principal of and interest on the Loans) including the payment of amounts that would become due but for the operation of the automatic stay under
Section 362(a) of the Bankruptcy Code, and interest that but for the filing of a petition in bankruptcy with respect to any Grantor would accrue on such obligations, whether or not a claim is allowed against such Grantor for such interest in the related bankruptcy proceeding), and all fees, costs, expenses and indemnity obligations of the Grantors to the Bank hereunder, or under any other Loan Document.

     "Person" the meaning assigned to such term in the Credit Agreement.

     (c) Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and the neuter. Except as otherwise herein specifically provided, each accounting term used herein shall have the meaning given to it under Generally Accepted Accounting Principles. The term "including" shall not be limited or exclusive, unless specifically indicated to the contrary. The word "will" shall be construed to have the same meaning in effect as the word "shall". The words "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole, including the exhibits and schedules hereto, all of which are by this reference incorporated into this Agreement.

     I. SECURITY

     SECTION 1.01. Grant of Security. As security for the Obligations, each Grantor hereby transfers, assigns and grants to the Secured Party a security interest in the Collateral.

     SECTION 1.02. Release and Satisfaction. Upon the termination of this Agreement and the indefeasible payment in full of the Obligations, the Secured Party shall deliver to each Grantor, upon request therefor and at such Grantor's expense, releases and satisfactions of all financing statements, notices of assignment and other registrations of security.

     II. REPRESENTATIONS AND WARRANTIES

     SECTION 2.01. Representations and Warranties With Respect to Security. Each Grantor hereby represents and warrants to the Secured Party for the ratable benefit of the Banks as follows:

     (a) Name. Each Grantor's exact legal name, state of incorporation or organization and organizational number is set forth on Schedule A annexed hereto.

     (b) Ownership of Collateral. Each Grantor owns all of its personal property and assets, including, without limitation, the Collateral, free and clear of all Liens, other than the Liens permitted under Section 7.01 of the Credit Agreement.

     (c) Accounts. Annexed hereto as Schedule A is a list identifying the chief executive office or principal place of business of each Grantor and all addresses at which each Grantor maintains books or records relating to its Accounts as of the date of this Agreement.

     (d) Inventory. Annexed hereto as Schedule A is a list identifying all addresses where each Grantor maintains its Inventory as of the date of this Agreement. No Grantor's Inventory is currently maintained or will be maintained with any bailee that issues negotiable warehouse receipts or other negotiable instruments therefore.

     (e) Equipment. Annexed hereto as Schedule A is a list identifying all the addresses where the Equipment of each Grantor is located.

     (f) Trade Names. Except as set forth on Schedule A annexed hereto, each Grantor has not done during the five years prior to this Agreement, and does not currently do, business under fictitious business names or trade names. No Grantor has been known under any other name during such five year period. Each Grantor will only change its name or do business under any other fictitious business names or trade names during the term of this Agreement after giving not less than thirty (30) Business Days' prior written notice to the Secured Party.

     (g) Acquired Collateral. Except as set forth on Schedule A annexed hereto, the Collateral has been acquired or originated by each Grantor in the ordinary course of such Grantor's business and was not acquired pursuant to any acquisition of all or a portion of the business of any Person whether by merger, acquisition of assets or otherwise.

     (h) Third Party Locations. Except as set forth on Schedule A annexed hereto, no Collateral is in the possession of, or under the control of, any Person other than a Grantor or the Secured Party.

     (i) Commercial Tort Claims. Except to the extent identified under the definition of Collateral above, no Grantor holds any Commercial Tort Claim.

     (j) Enforceability of Security Interests. Upon the execution of this Agreement by each Grantor and the filing of financing statements properly describing the Collateral and identifying such Grantor and the Secured Party in the applicable jurisdiction required pursuant to the UCC, security interests and liens granted to the Secured Party under Section 1.01 hereof shall constitute valid, perfected and first priority security interests and liens in and to the Collateral of such Grantor, other than Collateral which may not be perfected by filing under the Uniform Commercial Code, and subject to the Liens permitted pursuant to Section 7.01 of the Credit Agreement, in each case enforceable against all third parties and securing the payment of the Obligations.

     III. COVENANTS OF GRANTORS

     SECTION 3.01. Records; Location of Collateral. So long as a Grantor shall have any Obligation to the Secured Party (a) such Grantor shall not change the jurisdiction of its incorporation or organization or move its chief executive office, principal place of business or office at which is kept its books and records (including computer printouts and programs) from the locations existing on the date hereof and listed on Schedule A annexed hereto; (b) a Grantor shall not establish any offices or other places of business at any other location; (c) a Grantor shall not move any of the Collateral to any location other than those locations existing on the date hereof and listed on Schedule A annexed hereto; or (d) a Grantor shall not change its corporate name in any respect, unless, in each case of clauses (a), (b) (c) and (d) above, (i) a Grantor shall have given the Secured Party thirty (30) Business Days' prior written notice of its intention to do so, identifying the new location and providing such other information as the Secured Party deems necessary, and (ii) a Grantor shall have delivered to the Secured Party such documentation, in form and substance satisfactory to the Secured Party and as required by the Secured Party, to preserve the Secured Party's security interest in the Collateral.

     SECTION 3.02. Commercial Tort Claims. Each Grantor shall promptly notify the Secured Party upon obtaining any Commercial Tort Claim after the date hereof against any third party and, upon request of the Secured Party, shall promptly enter into an amendment to this Agreement and do such other acts or things as may be requested by the Secured Party to give the Secured Party a first priority perfected security interest in any such Commercial Tort Claim.

     SECTION 3.03. Other Collateral. Each Grantor shall promptly notify the Secured Party upon acquiring or otherwise obtaining any Collateral after the date hereof consisting of Deposit Accounts, Investment Property, Letter-of-Credit Rights, Electronic Chattel Paper, Documents or instruments.

     SECTION 3.04. Further Actions.

     (a) Promissory Notes and Tangible Chattel Paper. If any Grantor shall at any time hold or acquire any Promissory Notes or Tangible Chattel Paper, such Grantor shall forthwith endorse, assign or deliver the same to the Secured Party accompanied by instruments of transfer or assignment duly executed in blank as the Secured Party may from time to time specify.

     (b) Deposit Accounts. At the request of the Secured Party, each Grantor will cause each depository bank where such Grantor maintains a Deposit Account to execute an agreement pursuant to which the depository bank agrees to comply, without the further consent of such Grantor, at any time, with instructions from the Secured Party to such depository bank directing the disposition of funds from time to time credited to such deposit account or agree to the Secured Party becoming the customer of the depository bank with respect to such deposit accounts, with such Grantor being permitted, only with the consent of the Secured Party, to exercise rights to withdraw funds from such deposit account.

     (c) Investment Property. If any Grantor shall at any time hold or acquire any Certificated Securities, such Grantor shall forthwith endorse, sign and deliver the same to the Secured Party accompanied by such instruments of transfer assignment duly executed in blank as Secured Party may from time to time specify. If any security is now or hereafter acquired by any Grantor are uncertificated and are issued to the Grantor or its nominee directly by the issuer thereof, such Grantor shall immediately notify the Secured Party thereof and at the Secured Party's request and option, pursuant to an agreement in form and substance satisfactory to the Secured Party either (a) cause the issuer to agree to comply without further consent of such Grantor or such nominee, at any time with instructions from the Secured Party as to such Securities or (b) arrange for the Secured Party to become the registered owner of the securities. If any Securities, whether certificated or uncertificated or other Investment Property now or hereafter acquired by the Grantor are held by any Grantor or its nominee through a Securities Intermediary or Commodity Intermediary, the Grantor shall immediately notify the Secured Party thereof and at the Secured Party's request and option, pursuant to an agreement in form and substance satisfactory to the Secured Party either (i) cause such Securities Intermediary or Commodity Intermediary, as the case may be, to agree to comply, in each case, without further consent of such Grantor or such nominee, at any time with Entitlement Orders or other instructions from the Secured Party to such Securities Intermediary as to such Securities or other Investment Property, or to apply any value distributed on account of any Commodity Contract as directed by the Secured Party to such Commodity Intermediary or (ii) in the case of Financial Assets or other Investment Property held through a Securities Intermediary, arrange for this Secured Party to become the Entitlement Holder with respect to such Investment Property after the occurrence of an Event of Default, with such Grantor being permitted, only with the consent of the Secured Party, to exercise rights to withdraw or otherwise deal with such Investment Property. The Secured Party shall not give any such Entitlement Order or instructions or directions to any such issuers, Securities Intermediary or Commodity Intermediary and shall not withhold its consent to the exercise of any withdrawal or dealing rights by the Grantor, unless an Event of Default has occurred and is continuing.

     (d) Collateral in the Possession of Third Parties. If any Collateral is at any time in the possession of any person or entity other than a Grantor or the Secured Party (a "Third Party"), the Grantor shall promptly notify the Secured Party thereof, and at the Secured Party's request and option, shall promptly obtain an acknowledgment from the Third Party, in form and substance reasonably satisfactory to the Secured Party that the Third Party holds such collateral for the benefit of the Secured Party and such Third Party's agreement to comply, without further consent of the Grantor, at any time with the instructions of the Secured Party as to such Collateral.

     (e) Electronic Chattel Paper. If any Grantor at any time holds or acquired an interest in any Electronic Chattel Paper, such Grantor shall promptly notify the Secured Party thereof and, at the request and option of the Secured Party, shall take such action as the Secured Party may reasonably request to vest in the Secured Party control under Section 9-105 of the UCC of such Electronic Chattel Paper.

     (f) Letter-of-Credit Rights. If any Grantor is at any time the beneficiary under a Letter of Credit, such Grantor shall promptly notify the Secured Party thereof and, at the request and option of the Secured Party, such Grantor shall, pursuant to an arrangement in form and substance satisfactory to the Secured Party, either (i) arrange for the Issuer and any confirmed or other nominated person of such Letter of Credit to consent to an assignment to the Secured Party of the proceeds of the Letter of Credit or (ii) arrange for the Secured Party to become the transferee beneficiary of the Letter of Credit, with the Secured Party agreeing in each case that, upon the occurrence of an Event of Default, the proceeds of the Letter of Credit are to be applied to satisfaction of the Obligations in such order as the Secured Party may determine.

     (g) Commercial Tort Claims. Each Grantor shall at any time hold or acquire commercial tort claim, the Grantor shall immediately notify the Secured Party in a writing signed by the Grantor of the particulars thereof and grant to the Secured Party in such writing a security interest therein and all proceeds thereof, all upon the terms of this Agreement with such writing to be in form and substance to the Secured Party.

     (h) General. Each Grantor further agrees, upon the request of the Secured Party and at the Secured Party's option, to take any and all other actions as the Secured Party may determine to be necessary or useful for the attachment, perfection and first priority of, and the ability of the Secured Party to enforce, the Secured Party's security interest in any and all of the Collateral, including without limitation, executing and delivering and where appropriate filing financing statements and amendments relating thereto under the UCC to the extent, if any, that such Grantor's signature thereon is required therefor, causing the Secured Party's name to be noted as Secured Party on any certificate of title for a titled good if such notation is a condition to attachment, perfection or priority of, or the ability of the Secured Party to enforce, the Secured Party's security interest in such Collateral, (c) comply with any provision of any statute, regulation or treaty of the United States as to any Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or ability of the Secured Party to enforce the Secured Party's security interest in such Collateral, (d) obtaining governmental and other third party waivers, consents and approvals in form and substance satisfactory to the Secured Party, including, without limitation, any consent of any licensor, lessor or other persons obligated on Collateral and (e) obtaining waivers from mortgagees and landlords in form and substance satisfactory to the Secured Party.

     SECTION 3.05. Insurance and Assessments. In the event any Grantor shall fail to purchase or maintain insurance, or pay any tax, assessment, government charge or levy, except as the same may be otherwise permitted hereunder or under the Credit Agreement, or in the event that any lien, encumbrance or security interest prohibited hereby shall not be paid in full or discharged, or in the event such Grantor shall fail to perform or comply with any other covenant, promise or obligation to the Secured Party hereunder, or under the Credit Agreement or any other Loan Document, the Secured Party may, but shall not be required to, perform, pay, satisfy, discharge or bond the same for the account of such Grantor, and all money so paid by the Secured Party, including reasonable attorney's fees, shall be deemed to be Obligations.

     SECTION 3.06. Inspection. Upon reasonable notice to a Grantor, the Secured Party may, during such Grantor's normal business hours, examine and inspect any Collateral and may examine, inspect and copy all books and records with respect thereto or relevant to the Obligations.

     SECTION 3.07. Personal Property. The Collateral shall remain personal property at all times. No Grantor shall affix any of the Collateral to real property in any manner which would change its nature from that of personal property to real property or to a fixture.

     SECTION 3.08. Maintenance of Corporate Existence. Each Grantor shall preserve and maintain its corporate existence and shall not merge with or into or consolidate with any other entity other than expressly permitted pursuant to the Credit Agreement.

     SECTION 3.09. Indemnification. Each Grantor agrees to indemnify the Secured Party and hold it harmless from and against any and all injuries, claims, damages, judgments, liabilities, costs and expenses (including, without limitation, reasonable fees and disbursements of counsel), charges and encumbrances which may be incurred by or asserted against the Secured Party in connection with or arising out of any assertion, declaration or defense of the Secured Party's rights or security interest under the provisions of this Agreement or any other Loan Document, permitting it to collect, settle or adjust Accounts or to deal with account debtors in any way or in connection with the realization, repossession, safeguarding, insuring or other protection of the Collateral or in connection with the collecting, perfecting or protecting the Secured Party's liens and security interests hereunder or under any other Loan Document.

     IV. POWER OF ATTORNEY; NOTICES

     SECTION 4.01. Power of Attorney. Each Grantor hereby irrevocably constitutes and appoints the Secured Party and any officer or agent thereof, with full power of substitution, as its true and lawful attorneys-in-fact with full irrevocable power and authority in the place and stead of such Grantor or in the Secured Party's own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or useful to accomplish the purposes of this Agreement and, without limiting the generality of the foregoing, hereby give said attorneys the power and right, on behalf of the Grantor, without notice to or assent by the Grantor, to (a) upon the occurrence of an Event of Default, endorse the names of such Grantor on any checks, notes, drafts or other forms of payment or security that may come into the possession of the Secured Party or any affiliate of the Secured Party, to sign the Grantor's name on invoices or bills-of-lading, drafts against customers, notices of assignment, verifications and schedules, (b) upon the occurrence of an Event of Default, sell, transfer, pledge, make any arrangement with respect to or otherwise dispose of or deal with any of the Collateral consistent with the UCC, and (c) do acts and things which the Secured Party deems necessary or useful to protect, preserve or realize upon the Collateral and the Secured Party's security interest therein. The powers granted herein, being coupled with an interest, are irrevocable until all of the Obligations are indefeasibly paid in full and this Agreement is terminated. The powers conferred on the Secured Party hereunder are solely to protect its interests in the Collateral and shall not impose any duty upon it to exercise any such powers. Neither the Secured Party nor any attorney-in-fact shall be liable for any act or omission, error in judgment or mistake of law provided the same is not the result of gross negligence or willful misconduct.

     SECTION 4.02. Notices. Upon the occurrence of an Event of Default, the Secured Party may notify account debtors and other persons obligated on any of the Collateral that the Collateral have been assigned to the Secured Party or of its security interest therein and to direct such account debtors and other persons obligated on any of the Collateral to make payment of all amounts due or to become due to a Grantor directly to the Secured Party and upon such notification and at such Grantor's expense to enforce collection of any such Collateral, and to adjust, compromise or settle for cash, credit or otherwise upon any terms the amount of payment thereof. The Secured Party may, at any time following the occurrence of an Event of Default, notify the Postal Service authorities to change the address of delivery of mail to an address designated by the Secured Party. After making of such a request or the giving of any such notification, each Grantor shall hold any proceeds of collection of accounts, Chattel Paper, general intangibles, instruments and other Collateral received by it as trustee for the Bank without commingling the same with such Grantor and shall turn the same over to the Secured Party in the identical form received, together with any necessary endorsements or assignments. The Secured Party shall apply the proceeds of collection of such Collateral received by the Secured Party to the Obligations, in such order as the Secured Party, in its sole discretion, shall determine, such proceeds to be immediately credited after final payment in cash or other immediately available funds of the items giving rise to them.

     V. REMEDIES OF SECURED PARTY

     SECTION 5.01. Enforcement. Upon the occurrence of an Event of Default, the Secured Party shall have, in addition to all of its other rights under this Agreement and the other Loan Documents by operation of law or otherwise (which rights shall be cumulative), all of the rights and remedies of a secured party under the UCC and shall have the right, to the extent permitted by law, without charge, to enter any Grantor's premises, and until it completes the enforcement of its rights in the Collateral subject to its security interest hereunder and the sale or other disposition of any property subject thereto, take possession of such premises without charge, rent or payment therefor (through self help without judicial process and without having first given notice or obtained an order of any court), or place custodians in control thereof, remain on such premises and use the same for the purpose of completing any work in progress, preparing any Collateral for disposition, and disposition of or collecting any Collateral. Without limiting the foregoing, upon the occurrence of an Event of Default, the Secured Party may, on commercially reasonably notice, without demand or advertising, all of which such Grantor hereby waives (except as the same may be required by law), sell, lease, license or otherwise dispose of and grant options to a third party to purchase, lease, license or otherwise dispose of any and all Collateral held by it or for its account at any time or times in one or more public or private sales or other dispositions, for cash, on credit or otherwise, at such prices and upon such terms as the Secured Party, in its sole discretion, deems advisable. At any such sale the Collateral or any portion thereof may be sold in one lot as an entirety or in separate parcels as the Secured Party in its sole discretion deems advisable. Each Grantor agrees that such notice of sale shall be commercially reasonable if such notice is mailed, postage prepaid, to such Grantor at its address set forth above or such other address as it may have, in writing, provided to the Secured Party, at least five
(5) Business Days before the time of such sale or disposition. The Secured Party may postpone or adjourn any sale of any Collateral from time to time by an announcement at the time and place of the sale to be so postponed or adjourned, without being required to give a new notice of sale. Notice of any public sale shall be sufficient if it describes the security of the Collateral to be sold in general terms, stating the amounts thereof, the nature of the business in which such Collateral was created and the location and nature of the properties covered by the other security interests or mortgages and the prior liens thereof. The Secured Party may be the purchaser at any such sale if it is public, free from any right of redemption, which such Grantor also waives, and payment may be made, in whole or in part, in respect of such purchase price by the application of the Obligations by the Secured Party. Each Grantor with respect to its property constituting such Collateral, shall be obligated for, and the proceeds of sale shall be applied first to, the costs of taking, assembling, finishing, collecting, refurbishing, storing, guarding, insuring, preparing for sale, and selling the Collateral, including the fees and disbursements of auctioneers, appraisers and accountants and the reasonable fees and disbursements of attorneys employed by the Secured Party. Proceeds shall then be applied to the payment, in whatever order the Secured Party may elect, of all of the Obligations. The Secured Party shall return any excess to such Grantor or to whomever may be fully entitled to receive the same or as a court of competent jurisdiction may direct. In the event that the proceeds of any sale or other disposition of the Collateral are insufficient to pay in full the Obligations, such Grantor shall remain liable for any deficiency.

     SECTION 5.02. Standards for Exercising Rights and Remedies. To the extent that applicable law imposes duties on the Secured Party to exercise remedies in a commercially reasonable manner, each Grantor acknowledges and agrees that it is not commercially unreasonable for the Secured Party (a) to fail to incur expenses reasonably deemed significant by the Secured Party to prepare Collateral for disposition or otherwise to fail to complete raw material or work in process into finished goods or other finished products for disposition, (b) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (c) to fail to exercise collection remedies against account debtors or other persons obligated on Collateral or to fail to remove liens or encumbrances on or any adverse claims against Collateral, (d) to exercise collection remedies against account debtors and other persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (e) to the extent permitted by law, to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (f) to contact other persons, whether or not in the same business each Grantor, for expressions of interest in acquiring all or any portion of the Collateral, (g) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the collateral is of a specialized nature, (h) to dispose of Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (i) to dispose of assets in wholesale rather than retail markets, (j) to disclaim disposition warranties, (k) to purchase insurance or credit enhancements to insure the Secured Party against risk of loss, collection or disposition of Collateral or to provide to the Secured Party a guaranteed return from the collection or disposition of Collateral, or (l) to the extent deemed appropriate by the Secured Party, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Secured Party in the collection or disposition of any of the Collateral. Each Grantor acknowledges that the purpose of this Section 5.02 is to provide non-exhaustive indications of what actions or omissions by the Secured Party would fulfill the Secured Party's duties under the UCC of the State or any other relevant jurisdiction in the Secured Party's exercise of remedies against the Collateral and that other actions or omissions by the Secured Party shall not be deemed to fail to fulfill such duties solely on account of not being indicated in this Section 5.02. Without limitation upon the foregoing, nothing contained in this Section 5.02 shall be construed to grant any rights to each Grantor or to impose any duties on the Secured Party that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section 5.02.

     SECTION 5.03. Waiver. Except as otherwise provided herein, each Grantor waives any right, to the extent applicable law permits, to receive prior notice of, or a judicial or other hearing with respect to, any action or prejudgment remedy or proceeding by the Secured Party to take possession, exercise control over, or dispose of any item of the Collateral in any instance (regardless of where such Collateral may be located) where such action is permitted under the terms of this Agreement or any other Loan Document, or by applicable law, or of the time, place or terms of sale in connection with the exercise of the Secured Party's rights hereunder and such Grantor also waives, to the extent permitted by law, any bond, security or sureties required by any statute, rule or otherwise by law as an incident to any taking of possession by the Secured Party of property subject to the Secured Party's Lien. Each Grantor further waives any damages (direct, consequential or otherwise) occasioned by the enforcement of the Secured Party's rights under this Agreement and any other Loan Document including the taking of possession of any Collateral all to the extent that such waiver is permitted by law and to the extent that such damages are not caused by the Secured Party's gross negligence or willful misconduct. These waivers and all other waivers provided for in this Agreement and any other Loan Documents have been negotiated by the parties and each Grantor acknowledges that it has been represented by counsel of its own choice and has consulted such counsel with respect to its rights hereunder.

     SECTION 5.04. Other Rights. Each Grantor agrees that the Secured Party shall not have any obligation to preserve rights to any Collateral against prior parties or to proceed first against any Collateral or to Marshall any Collateral of any kind for the benefit of any other creditors of such Grantor or any other Person. The Secured Party is hereby granted, to the extent that such Grantor is permitted to grant a license or right of use, a license or other right to use, without charge, labels, patents, copyrights, rights of use, of any name, trade secrets, trade names, trademarks and advertising matter, or any property of a similar nature of such Grantor as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and such Grantor's rights under all licenses and any franchise, sales or distribution agreements shall inure to the Secured Party's benefit.

     SECTION 5.05. Expenses. Each Grantor agrees that it shall pay on demand therefor all costs and expenses incurred in amending, implementing, perfecting, collecting, defending, declaring and enforcing the Secured Party's rights and security interests in the Collateral hereunder or under the Credit Agreement or any other Loan Document or other instrument or agreement delivered in connection herewith or therewith, including, but not limited to, searches and filings, and the Secured Party's reasonable attorneys' fees (regardless of whether any litigation is commenced, whether a default is declared hereunder, and regardless of tribunal or jurisdiction).

     VI. GENERAL PROVISIONS

     SECTION 6.01. Termination. This Agreement shall remain in full force and effect until all the Obligations shall have been indefeasibly fully paid and satisfied and the Credit Agreement shall have expired or been terminated and, until such time, the Secured Party shall retain all security in and title to all existing and future Collateral held by it hereunder.

     SECTION 6.02. Remedies Cumulative. The Secured Party's rights and remedies under this Agreement shall be cumulative and non-exclusive of any other rights or remedies which it may have under the Credit Agreement, any other Loan Document or any other agreement or instrument, by operation of law or otherwise and may be exercised alternatively, successively or concurrently as the Secured Party may deem expedient.

     SECTION 6.03. Binding Effect. This Agreement is entered into for the benefit of the parties hereto and their successors and assigns. It shall be binding upon and shall inure to the benefit of the said parties, their successors and assigns. No Grantor shall assign or transfer any of its rights or obligations hereunder without the prior written consent of the Secured Party and any attempted assignment shall be null and void.

     SECTION 6.04. Notices. Wherever this Agreement provides for notice to either party (except as expressly provided to the contrary), it shall be in writing and given in the manner specified in Section 9.01 of the Credit Agreement. Such notices to each Grantor shall be delivered to the address for notices set forth on Schedule A annexed hereto.

     SECTION 6.05. Waiver. No delay or failure on the part of the Secured Party in exercising any right, privilege, remedy or option hereunder shall operate as a waiver of such or any other right, privilege, remedy or option, and no waiver shall be valid unless in writing and signed by an officer of the Secured Party and only to the extent therein set forth.

     SECTION 6.06. Modifications and Amendments. This Agreement and the other agreements to which it refers constitute the complete agreement between the parties with respect to the subject matter hereof and may not be changed, modified, waived, amended or terminated orally, but only by a writing signed by the party to be charged.

     SECTION 6.07. Several Agreements. This Agreement shall constitute the several obligations and agreements of each Grantor and may be amended, restated, supplemented or otherwise modified from time to time, with respect to any Grantor without the consent or approval of any other Grantor, and no such amendment, restatement, supplement or modification shall be deemed to amend, restate, supplement or modify the obligations of any other Grantor hereunder.

     SECTION   6.08.   Survival   of   Representations   and   Warranties.   The
representations and warranties of each Grantor made or deemed made herein shall survive the execution and delivery of this Agreement.

     SECTION 6.09. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, in such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

     SECTION 6.10. Applicable Law; Consent to Jurisdiction; Waiver of Jury Trial. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICT OR CHOICE OF LAWS. EACH GRANTOR HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY FEDERAL OR STATE COURT IN THE STATE OF NEW YORK, COUNTY OF NEW YORK, COUNTY OF NASSAU OR COUNTY OF SUFFOLK IN ANY ACTION, SUIT OR PROCEEDING BROUGHT AGAINST IT AND RELATED TO OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, AND TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH GRANTOR HEREBY WAIVES AND AGREES NOT TO ASSERT BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE IN ANY SUCH SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH COURTS, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER, OR THAT THIS AGREEMENT OR ANY DOCUMENT OR ANY INSTRUMENT REFERRED TO HEREIN OR THE SUBJECT MATTER THEREOF MAY NOT BE LITIGATED IN OR BY SUCH COURTS. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH GRANTOR AGREES (i) NOT TO SEEK AND HEREBY WAIVES THE RIGHT TO ANY REVIEW OF THE JUDGMENT OF ANY SUCH COURT BY ANY COURT OF ANY OTHER NATION OR JURISDICTION WHICH MAY BE CALLED UPON TO GRANT AN ENFORCEMENT OF SUCH JUDGMENT AND (ii) NOT TO ASSERT ANY COUNTERCLAIM IN ANY SUCH SUIT, ACTION OR PROCEEDING. EACH GRANTOR AGREES THAT SERVICE OF PROCESS MAY BE MADE UPON IT BY CERTIFIED OR REGISTERED MAIL TO THE ADDRESS FOR NOTICES SET FORTH IN THIS AGREEMENT OR ANY METHOD AUTHORIZED BY THE LAWS OF NEW YORK. EACH GRANTOR AND THE SECURED PARTY EACH IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

     SECTION 6.11. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which taken together shall constitute one and the same agreement.

                     [THE NEXT PAGE IS THE SIGNATURE PAGE]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers hereunto duly authorized as of the day and year first above written.


                                FLEET NATIONAL BANK


                                By: _____________________________
                                Name: Jeffrey A. Morris
                                Title:  Senior Vice President


                                GRANTORS:

                                VASOMEDICAL, INC.


                                By:__________________________
                                Name:   Joseph A. Giacalone
                                Title:  Chief Financial Officer


                                180 LINDEN AVENUE CORPORATION


                                By:__________________________
                                Name:   Joseph A. Giacalone
                                Title:  Chief Financial Officer

                                                                      Schedule A
                                                           to Security Agreement

1.   Name of Grantor: VASOMEDICAL, INC.

2.   State of Incorporation: Delaware

3.   Organizational Number: 2132775

4. Chief Executive Office or Principal Place of Business: 180 Linden Avenue Westbury, New York 11590

5. Other offices at which books or records with respect to Accounts are maintained: None

6.   Inventory Locations:       180 Linden Avenue, Westbury, NY  11590
                                155 Sullivan Lane, Westbury, NY  11590
                                463 Union Avenue, Westbury, NY  11590

7.   Equipment Locations:       180 Linden Avenue, Westbury, NY  11590
                                155 Sullivan Lane, Westbury, NY  11590
                                463 Union Avenue, Westbury, NY  11590

8.   Trade Names:               Vaso

9.   Non-Ordinary Course Collateral Acquisitions:              Not Applicable

10.  Collateral in the possession or control of third parties: Not Applicable

11.  Commercial Tort Claims:                                   None

12.  Address for Notices:       180 Linden Avenue
                                Westbury, New York 11590
                                Attention:      Joseph A. Giacalone
                                Telecopy:       (516) 997-2299

         With a copy to         Blau, Kramer, Wactlar & Lieberman, P.C.
                                100 Jericho Quadrangle
                                Jericho, New York 11753
                                Attention:      David Lieberman, Esq.
                                Telecopy:       (516) 822-4824

                                                                      Schedule A
                                                           to Security Agreement

1.   Name of Grantor: 180 LINDEN AVENUE CORPORATION

2.   State of Incorporation: New York

3.   Organizational Number: Not applicable

4. Chief Executive Office or Principal Place of Business: 180 Linden Avenue Westbury, New York 11590

5. Other offices at which books or records with respect to Accounts are maintained: None

6.   Inventory Locations: Not Applicable

7.   Equipment Locations: Not Applicable

8.   Trade Names: None

9.   Non-Ordinary Course Collateral Acquisitions: None

10.  Collateral in the possession or control of third parties: None

11.  Commercial Tort Claims: None

12.  Address for Notices:            180 Linden Avenue
                                     Westbury, New York 11590
                                     Attention:      Joseph A. Giacolone
                                     Telecopy:       (516) 997-2299

        With a copy to               Blau, Kramer, Wactlar & Lieberman, P.C.
                                     100 Jericho Quadrangle
                                     Jericho, New York 11753
                                     Attention:      David Lieberman, Esq.
                                     Telecopy:       (516) 822-4824

                                                                       EXHIBIT C

                                    FORM OF
                                    GUARANTY

     THIS GUARANTY is entered into as of the 21st day of February 2002, by 180 LINDEN AVENUE CORPORATION (the "Guarantor") in favor of and for the benefit of FLEET NATIONAL BANK.

                                    RECITALS

     A. Pursuant to a Credit Agreement, dated the date hereof, by and between Vasomedical, Inc. (the "Company") and Fleet National Bank (the "Bank") (as the same may be amended, restated, modified or supplemented from time to time, the "Credit Agreement"), the Company will receive loans and other financial accommodations from the Bank and will incur Obligations.

     B. The Guarantor, being affiliated with the Company, will receive direct and indirect benefits from such loans and financial accommodations.

     C. The Guarantor wishes to grant the Bank security and assurance in order to secure the payment and performance by the Company of all of its present and future Obligations, and, to that effect, to guaranty the Obligations as set forth herein.

     Accordingly, the Guarantor hereby agrees as follows:

     1. Guaranty.

     (a) The Guarantor, jointly and severally with any other guarantors, unconditionally and irrevocably guarantees to the Bank the full and punctual payment by the Company, when due, whether at the stated due date, by acceleration or otherwise, of all Obligations of the Company, howsoever created, arising or evidenced, voluntary or involuntary, whether direct or indirect, absolute or contingent now or hereafter existing or owing to the Bank (collectively, the "Guaranteed Obligations"). This Guaranty is an absolute, unconditional, continuing guaranty of payment and not of collection of the Guaranteed Obligations and includes Guaranteed Obligations arising from successive transactions which shall either continue such Guaranteed Obligations or from time to time renew such Guaranteed Obligations after the same have been satisfied. This Guaranty is in no way conditioned upon any attempt to collect from the Company or upon any other event or contingency, and shall be binding upon and enforceable against the Guarantor without regard to the validity or enforceability of the Credit Agreement, the Note or any other Loan Document or of any term of any thereof. If for any reason the Company shall fail or be unable duly and punctually to pay any of the Guaranteed Obligations (including, without limitation amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. 362(a)), each Guarantor will forthwith pay the same, in cash, immediately upon demand.

     (b) In the event the Credit Agreement, any Note or any other Loan Document shall be terminated as a result of the rejection thereof by any trustee, receiver or liquidating agent of the Company or any of its properties in any bankruptcy, insolvency, reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar proceeding, the Guarantor's obligations hereunder shall continue to the same extent as if the Credit Agreement, such Note or such other Loan Document had not been so rejected.

     (c) The Guarantor shall pay all costs, reasonable expenses (including, without limitation, reasonable attorneys' fees and disbursements) and damages incurred in connection with the enforcement of the Guaranteed Obligations of the Company under the Credit Agreement or the Note or any other Loan Document to the extent that such costs, expenses and damages are not paid by the Company pursuant to the respective documents.

     (d) The Guarantor further agrees that if any payment made by the Company or the Guarantor to the Bank on any Obligation is rescinded, recovered from or repaid by the Bank, in whole or in part, in any bankruptcy, insolvency or similar proceeding instituted by or against the Company or the Guarantor, this Guaranty shall continue to be fully applicable to such Guaranteed Obligation to the same extent as though the payment so recovered or repaid had never originally been made on such Guaranteed Obligation.

     (e) If any Event of Default shall have occurred and be continuing, the Bank and any Affiliate of the Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Bank, or any Affiliate of the Bank to or for the credit or the account of the Guarantor against any of and all the obligations of the Guarantor now or hereafter existing under this Guaranty, irrespective of whether or not the Bank shall have made any demand hereunder and although such obligations may be unmatured. The rights under this paragraph 1(e) are in addition to other rights and remedies (including other rights of set off) which the Bank may have.

     2. Guaranty Continuing, Absolute, Unlimited.

     The obligations of the Guarantor hereunder shall be continuing, absolute, irrevocable, unlimited and unconditional, shall not be subject to any counterclaim, set-off, deduction or defense based upon any claim the Guarantor may have against the Bank or the Company or any other person, and shall remain in full force and effect without regard to, and, to the fullest extent permitted by applicable law, shall not be released, discharged or in any way affected by, any circumstance or condition (whether or not the Guarantor shall have any knowledge or notice thereof) whatsoever which might constitute a legal or equitable discharge or defense including, but not limited to, (a) any express or implied amendment, modification or supplement to the Credit Agreement, any Note, or any other Loan Document or any other agreement referred to in any thereof, or any other instrument applicable to the Company or to the Loans, or any part thereof; (b) any failure on the part of the Company to perform or comply with the Credit Agreement, any Note or any other Loan Document or any failure of any other person to perform or comply with any term of the Credit Agreement, any Note, or any other Loan Document or any other agreement as aforesaid; (c) any waiver, consent, change, extension, indulgence or other action or any action or inaction under or in respect of the Credit Agreement, any Note, or any other Loan Document or any other agreement as aforesaid, whether or not the Bank, the

Company or the Guarantor has notice or knowledge of any of the foregoing; (d) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or similar proceeding with respect to the Company, or its properties or its creditors, or any action taken by any trustee or receiver or by any court in any such proceeding; (e) any furnishing or acceptance of additional security or any release of any security; (f) any limitation on the liability or obligations of the Company under the Credit Agreement, any Note or any other Loan Document or any termination, cancellation, frustration, invalidity or unenforceability, in whole or in part, of the Credit Agreement, any Note, this Guaranty or any other Loan Document or any term of any thereof;
(g) any lien, charge or encumbrance on or affecting the Guarantor's or any of the Company's respective assets and properties; (h) any act, omission or breach on the part of the Bank under the Credit Agreement, any Note or any other Loan Document or any other agreement at any time existing between the Bank and the Company or any law, governmental regulation or other agreement applicable to the Bank or any Loan; (i) any claim as a result of any other dealings among the Bank, the Guarantor or the Company; (j) the assignment of this Guaranty, the Credit Agreement, any Note or any other Loan Document by the Bank to any other Person; or (k) any change in the name of the Bank, the Company or any other Person referred to herein.

     3. Waiver.

     The Guarantor unconditionally waives, to the fullest extent permitted by applicable law: (a) notice of any of the matters referred to in Section 2 hereof; (b) all notices which may be required by statute, rule of law or otherwise to preserve any rights against the Guarantor hereunder, including, without limitation, notice of the acceptance of this Guaranty, or the creation, renewal, extension, modification or accrual of the Guaranteed Obligations or notice of any other matters relating thereto, any presentment, demand, notice of dishonor, protest, nonpayment of any damages or other amounts payable under the Credit Agreement, any Note or any other Loan Documents; (c) any requirement for the enforcement, assertion or exercise of any right, remedy, power or privilege under or in respect of the Credit Agreement, any Note or any other Loan Documents, including, without limitation, diligence in collection or protection of or realization upon the Guaranteed Obligations or any part thereof or any collateral thereof; (d) any requirement to mitigate the damages resulting from a default by the Company under the Credit Agreement, any Note or any other Loan Documents; (e) the occurrence of every other condition precedent to which the Guarantor or the Company may otherwise be entitled; (f) the right to require the Bank to proceed against the Company or any other person liable on the Guaranteed Obligations, to proceed against or exhaust any security held by the Company or any other person, or to pursue any other remedy in the Bank's power whatsoever, and (g) the right to have the property of the Company first applied to the discharge of the Guaranteed Obligations.

     The Bank may, at its election, exercise any right or remedy it may have against the Company without affecting or impairing in any way the liability of the Guarantor hereunder and the Guarantor waives, to the fullest extent permitted by applicable law, any defense arising out of the absence, impairment or loss of any right of reimbursement, contribution or subrogation or any other right or remedy of the Guarantor against the Company, whether resulting from such election by the Bank or otherwise. The Guarantor waives any defense arising by reason of any disability or other defense of the Company or by reason of the cessation for any cause whatsoever of the liability, either in whole or in part, of the Company to the Bank for the Guaranteed Obligations.

     The Guarantor assumes the responsibility for being and keeping informed of the financial condition of the Company and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and agrees that the Bank shall not have any duty to advise the Guarantor of information regarding any condition or circumstance or any change in such condition or circumstance. The Guarantor acknowledges that the Bank has not made any representations to the Guarantor concerning the financial condition of the Company.

     4. Representations and Covenants of each Guarantor.

     (a) The representations and warranties contained in Article IV of the Credit Agreement, to the extent they relate to the Guarantor, are true and correct as of the date hereof and the Bank is entitled to rely on such representations and warranties to the same extent as though the same were set forth in full herein.

     (b) The  Guarantor  hereby  agrees to perform the  covenants  contained  in
Article VI and Article VII of the Credit Agreement, to the extent they relate to the Guarantor, and the Bank is entitled to rely on such agreement to perform such covenants to the same extent as though the same were set forth in full herein.

     5. Payments.

     Each payment by the Guarantor to the Bank under this Guaranty shall be made in the time, place and manner provided for payments in the Credit Agreement without set-off or counterclaim to the account at which such payment is required to be paid by the Company under the Credit Agreement.

     6. Parties.

     This Guaranty shall inure to the benefit of the Bank and its successors, assigns or transferees, and shall be binding upon the Guarantor and its successors and assigns. The Guarantor may not delegate any of its duties under this Guaranty without the prior written consent of the Bank.

     7. Notices.

     Any notice shall be conclusively deemed to have been received by a party hereto and to be effective on the day on which delivered to such party at the address set forth below, or if sent by registered or certified mail, on the third Business Day after the day on which mailed in the United States, addressed to such party at said address:

     (a) if to the Bank,

        Fleet National Bank
        300 Broad Hollow Road
        Melville, New York 11747
        Attention: Jeffrey A. Morris, Senior Vice President
        Telecopy: 631-547-7701

    (b) if to the Guarantor,

        180 Linden Avenue Corporation
        180 Linden Avenue
        Westbury, New York 11590
        Attention:      Joseph A. Giacalone
        Telecopy:       (516) 997-2299

        With a copy to

        Blau, Kramer, Wactlar & Lieberman, P.C.
        100 Jericho Quadrangle
        Jericho, New York 11753
        Attention:      David Lieberman, Esq.
        Telecopy:       (516) 822-4824

                                    - and -

     (c) as to each such party at such other address as such party shall have designated to the other in a written notice complying as to delivery with the provisions of this Section 7.

     8. Remedies.

     The Guarantor stipulates that the remedies at law in respect of any default or threatened default by the Guarantor in the performance of or compliance with any of the terms of this Guaranty are not and will not be adequate, and that any of such terms may be specifically enforced by a decree for specific performance or by an injunction against violation of any such terms or otherwise.

     9. Rights to Deal with the Company.

     At any time and from time to time, without terminating, affecting or impairing the validity of this Guaranty or the obligations of the Guarantor hereunder, the Bank may deal with the Company in the same manner and as fully as if this Guaranty did not exist and shall be entitled, among other things, to grant the Company, without notice or demand and without affecting the Guarantor's liability hereunder, such extension or extensions of time to perform, renew, compromise, accelerate or otherwise change the time for payment of or otherwise change the terms of indebtedness or any part thereof contained in or arising under the Credit Agreement, any Note or any other Loan Documents, or to waive any obligation of the Company to perform, any act or acts as the Bank may deem advisable.

     10. Subrogation.

     (a) Upon any payment made or action taken by the Guarantor pursuant to this Guaranty, the Guarantor shall, subject to the provisions of Sections 10(b) and
(c) hereof, be fully surrogate to all of the rights of the Bank against the Company arising out of the action or inaction of the Company for which such payment was made or action taken by the Guarantor.

     (b) Any claims of the Guarantor against the Company arising from payments made or actions taken by the Guarantor pursuant to the provisions of this Guaranty shall be in all respects subordinate to the full and complete or final and indefeasible payment or performance and discharge, as the case may be, of all amounts, obligations and liabilities, the payments or performance and discharge of which are guaranteed by this Guaranty, and no payment hereunder by the Guarantor shall give rise to any claim of the Guarantor against the Bank.

     (c) Notwithstanding anything to the contrary contained in this Section 10, the Guarantor shall be surrogate to the rights of the Bank against the Company until all of the Obligations of the Company have been paid finally and indefeasibly  in  full,  and  that  subrogation  shall  be  suspended  upon  the occurrence of the events described in Section 1(d) until the Bank is indefeasibly paid in full.

     11. Survival of Representations, Warranties, etc.

     All representations, warranties, covenants and agreements made herein, including representations and warranties deemed made herein, shall survive any investigation or inspection made by or on behalf of the Bank and shall continue in full force and effect until all of the obligations of the Guarantor under this Guaranty shall be fully performed in accordance with the terms hereof, and until the payment in full of the Guaranteed Obligations.

     12. GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL. THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EACH GUARANTOR HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY FEDERAL OR STATE COURT IN THE STATE OF NEW YORK, COUNTY OF NEW YORK, COUNTY OF NASSAU OR COUNTY OF SUFFOLK IN ANY ACTION, SUIT OR PROCEEDING BROUGHT AGAINST IT AND RELATED TO OR IN CONNECTION WITH THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY, AND TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH GUARANTOR HEREBY WAIVES AND AGREES NOT TO ASSERT BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE IN ANY SUCH SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT

IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH FEDERAL OR STATE COURTS, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER, OR THAT THIS GUARANTY OR ANY DOCUMENT OR ANY INSTRUMENT REFERRED TO HEREIN OR THE SUBJECT MATTER THEREOF MAY NOT BE LITIGATED IN OR BY SUCH COURTS. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH GUARANTOR AGREES (i) NOT TO SEEK AND HEREBY WAIVES THE RIGHT TO ANY REVIEW OF THE JUDGMENT OF ANY SUCH FEDERAL OR STATE COURT BY ANY FEDERAL OR STATE COURT OF ANY OTHER NATION OR JURISDICTION WHICH MAY BE CALLED UPON TO GRANT AN ENFORCEMENT OF SUCH JUDGMENT AND (ii) NOT TO ASSERT ANY COUNTERCLAIM, IN ANY SUCH SUIT, ACTION OR PROCEEDING. EACH GUARANTOR AGREES THAT SERVICE OF PROCESS MAY BE MADE UPON IT BY CERTIFIED OR REGISTERED MAIL TO THE ADDRESS FOR NOTICES SET FORTH IN THIS GUARANTY OR ANY METHOD AUTHORIZED BY THE LAWS OF NEW YORK. THE BANK AND EACH GUARANTOR IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS GUARANTY, THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

     13. Miscellaneous.

     (a) All capitalized terms used herein and not defined herein shall have the meanings specified in the Credit Agreement.

     (b) This Guaranty may be enforced against the Guarantor separately, whether or not enforcement of any right or remedy hereunder has been sought against any other guarantor. The Guarantor acknowledges that its obligations hereunder will not be released or affected by the failure of any other guarantor to execute a guaranty or by a determination that all or a part of any guaranty with respect to any other guarantor is invalid or unenforceable.

     (c) If any term of this Guaranty or any application thereof shall be invalid or unenforceable, the remainder of this Guaranty and any other application of such term shall not be affected thereby.

     (d) Any term of this Guaranty may be amended, waived, discharged or terminated only by an instrument in writing signed by the Guarantor and the Bank.

     (e) The headings in this Guaranty are for purposes of reference only and shall not limit or define the meaning hereof.

     (f) No delay or omission by the Bank in the exercise of any right under this Guaranty shall impair any such right, nor shall it be construed to be waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise of any other right.

     IN WITNESS WHEREOF, the undersigned have caused this Guaranty to be executed and delivered as of the day and year first above written.

                                180 LINDEN AVENUE CORPORATION


                                By:__________________________
                                Name:   Joseph A. Giacalone
                                Title:  Chief Financial Officer

                                                                       EXHIBIT D



                         [LETTERHEAD OF COUNSEL TO THE
                          COMPANY AND THE GUARANTORS]

                                 [See attached]

                                   EXHIBIT E

FLEET
-----
                           Borrowing Base Certificate

Company:  Vasomedical, Inc.
          for the ________ Period Ending ________

Accounts Receivable
-------------------
        1.      Gross Accounts Receivable                          __________

        2.      Less:
                A.      Ineligible (over 60 days)     __________
                B.      50% Factor                    __________
                C.      Contra Accounts               __________
                D.      Foreign Accounts              __________
                E.      Government Accounts           __________
                F.      Lease Transactions            __________
                G.      Intercompany Accounts         __________
                H.      Other Ineligibles [describe]  __________

        3.      Total Ineligible (add A through I     __________

        4.      Total Net A/R Collateral (1 minus 3)               __________

        5.      Advance Rate (line 4 X 80%)                        __________

Inventory
---------
        6.      Raw Materials Inventory                            __________

        7.      Less:  Ineligibles

        8.      Total Inventory Collateral
                (6 minus 7)                           __________

        9.      Advance Rate (lesser of line 8 X 30%
                or $2,000,000)                        __________

Collateral
----------
       10.      Total Discounted Collateral (5 plus 9)             __________

       ll.      Total Availability (the lesser of line 10
                or $15,000,000*)                                   __________

Loans
-----
        12.     Revolving Credit Loans Outstanding                 __________

        13.     Availability (line 11 minus line 12)               __________

The undersigned hereby represents and warrants to the Bank that all information set forth herein, including, without limitation, the information regarding the status of the accounts receivable and the inventory, are true, complete and accurate. The undersigned further acknowledges that the Bank will rely on the information contained herein in making Loans to the Company. The undersigned certifies that (i) no Default or Event of Default has occurred and is continuing under the Credit Agreement and (ii) the Company has performed all agreements and satisfied all conditions under the Credit Agreement required to be performed by it on or prior to the date hereof. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Credit Agreement.

Date____________     Signature____________________   Name_______________________

*For the period through March __, 2001, the aggregate outstanding principal amount of the Revolving Credit Loans shall not exceed $4,000,000 if the Bank shall not have received a satisfactory field exam of the Company's Accounts and an appraisal of the Company's Raw Materials Inventory.

                                                                       EXHIBIT F

                          FORM OF NOTICE OF BORROWING

                                                        [Date]

Fleet National Bank
300 Broad Hollow Road
Melville, New York 11747
Attention:   Jeffrey A. Morris,
             Senior Vice President

                Re:     Vasomedical, Inc.

Gentlemen:

     Pursuant to the Credit Agreement dated as of February 21, 2002, (as the same may have been and may hereafter be amended, modified or supplemented the "Credit Agreement") by and among Vasomedical, Inc. and Fleet National Bank, we hereby give you irrevocable notice that we request a Revolving Credit Loan as follows:

1.      Amount of Loan:         $____________
2.      Borrowing Date:         _____________
3.      Type of Loan:          [Prime Rate Loan] [LIBOR Rate Loan]
4.      Interest Period:       [Specify 1, 2, 3, or 6 months]

     We hereby certify that (i) the representations and warranties contained in the Credit Agreement and the other Loan Documents are true, correct and complete on and as of the date hereof to the same extent as though made on and as of the date hereof; (ii) no Default or Event of Default has occurred and is continuing under the Credit Agreement or will result after giving effect to the Loan requested hereunder; (iii) the Company has performed all agreements and satisfied all conditions under the Credit Agreement required to be performed by it on or before the date hereof; and (iv) after giving effect to the requested Revolving Credit Loan, the outstanding principal amount of the Revolving Credit Loans shall not exceed the lesser of (a) the current Borrowing Base and (b) the Revolving Credit Commitment currently in effect..

     Capitalized terms used herein but not defined shall have the respective meanings given to them in the Credit Agreement.


     IN WITNESS WHEREOF, the Company has caused this document to be executed and delivered by its Executive Officer as of the date written above.


                                VASOMEDICAL, INC.



                                By: ________________________
                                Title:  Chief Financial Officer